                                                                    Exhibit 10.2

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                  by and among

                                Q.E.P. CO., INC.
                    THE ENTITIES LISTED ON SCHEDULE 1 HERETO
                           (collectively, "Borrower"),

                            FLEET CAPITAL CORPORATION
                                  HSBC BANK USA
             (collectively, "Lenders," and individually a "Lender")

                                       and

                            FLEET CAPITAL CORPORATION
                            AS AGENT FOR THE LENDERS
                                    ("Agent")


                          Dated as of November 14, 2002

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS.........................................................    2
      Section 1.1   Defined Terms..................................................................    2
      Section 1.2   Terms Generally................................................................   20
      Section 1.3   Currency Equivalents Generally.................................................   20

ARTICLE 2 AMOUNTS AND TERMS OF THE LOANS...........................................................   21
   A. THE LOANS....................................................................................   21
      ---------
      Section 2.1   Revolving Loan.................................................................   21
      Section 2.1A  BV Loan........................................................................   22
      Section 2.1B  Foreign Loan...................................................................   24
      Section 2.2   2002 Term Loan.................................................................   26
      Section 2.2A  2003 Term Loan.................................................................   27
      Section 2.2B  Mortgage Loan..................................................................   28
      Section 2.3   Interest Provisions............................................................   29
      Section 2.4   Notice and Manner of Borrowing; Conversion or Continuation of Interest Rate....   31
      Section 2.5   Excess Advances................................................................   32
      Section 2.6   Settlements....................................................................   32
                    -----------
      Section 2.7   Method of Payment..............................................................   32
      Section 2.8   Collection of Funds............................................................   32

   B. CERTAIN GENERAL PROVISIONS...................................................................   33
      --------------------------
      Section 2.9   Taxes..........................................................................   33
      Section 2.10  Computations...................................................................   35
      Section 2.11  Additional Payments............................................................   35
      Section 2.12  Capital Adequacy...............................................................   36
      Section 2.13  Certificate; Protection........................................................   36
      Section 2.14  Obligations Absolute...........................................................   36

   C. ADDITIONAL CLAUSES FOR LIBOR RATE ADVANCES...................................................   37
      ------------------------------------------
      Section 2.15  Notice.........................................................................   37
      Section 2.16  Invalidity; Enforceability.....................................................   37
      Section 2.16A Currency Equivalents...........................................................   37
      Section 2.16B Continuity of Contract.........................................................   38
      Section 2.16C Euro Amendments................................................................   38

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
      Section 2.16D Euro Indemnity...........................................   38

   D. MISCELLANEOUS..........................................................   38
      -------------
      Section 2.17  Use of Proceeds..........................................   38
      Section 2.18  Termination..............................................   39
      Section 2.19  Indemnification..........................................   39
      Section 2.20  Cross-Termination........................................   39
      Section 2.21  Change of Lending Office.................................   39
      Section 2.22  Replacement of Lenders...................................   39

   E. LETTERS OF CREDIT......................................................   40
      -----------------
      Section 2.23  Letters of Credit........................................   40
      Section 2.24  Letter of Credit Participations..........................   43
      Section 2.25  Excess Cash Flow Recapture...............................   45

ARTICLE 3 CONDITIONS PRECEDENT...............................................   45
      Section 3.1   Conditions Precedent to Effectiveness....................   45
      Section 3.2   Conditions Precedent to All Advances, Etc................   47
      Section 3.3   Conditions Precedent to the 2003 Term Loan...............   47
      Section 3.4   Conditions Precedent to the Mortgage Effectiveness.......   48

ARTICLE 4 REPRESENTATIONS AND WARRANTIES.....................................   48
      Section 4.1   Incorporation, Good Standing, and Due Qualification......   48
      Section 4.2   Corporate Power and Authority............................   48
      Section 4.3   Legally Enforceable Agreement............................   49
      Section 4.4   Financial Statements and Condition; Full Disclosure......   49
      Section 4.5   Other Agreements; No Default.............................   50
      Section 4.6   Litigation...............................................   50
      Section 4.7   No Defaults on Outstanding Judgments or Orders...........   50
      Section 4.8   Ownership and Liens......................................   50
      Section 4.9   Subsidiaries.............................................   50
      Section 4.10  Operation of Business....................................   50
      Section 4.11  Taxes....................................................   51
      Section 4.12  Debt.....................................................   51
      Section 4.13  Capital Stock............................................   51
      Section 4.14  Margin Securities........................................   51
      Section 4.15  Fiscal Year..............................................   51

      Section 4.16  No Broker's Fees, etc....................................   51
      Section 4.17  Governmental Consents and Regulatory Approvals...........   51
      Section 4.18  Eligible Accounts Receivable.............................   52
      Section 4.19  Eligible Inventory.......................................   52
      Section 4.20  Environmental Compliance.................................   52
      Section 4.21  Compliance with Laws.....................................   52
      Section 4.22  Events of Default........................................   52
      Section 4.23  Labor Disputes and Acts of God...........................   52
      Section 4.24  ERISA....................................................   53


ARTICLE 5 AFFIRMATIVE COVENANTS..............................................   53
      Section 5.1   Maintenance of Existence.................................   53
      Section 5.2   Maintenance of Records...................................   53
      Section 5.3   Maintenance of Properties................................   53
      Section 5.4   Conduct of Business......................................   54
      Section 5.5   Maintenance of Insurance.................................   54
      Section 5.6   Compliance With Laws.....................................   54
      Section 5.7   Right of Inspection......................................   54
      Section 5.8   Reporting Requirements...................................   54
      Section 5.9   Eligible Accounts Receivable; Eligible Inventory.........   56
      Section 5.10  Collateral...............................................   56
      Section 5.11  Defend Collateral........................................   57
      Section 5.12  Environmental Covenants..................................   57
      Section 5.13  Operating Accounts.......................................   57
      Section 5.14  Permitted Acquisitions...................................   57
      Section 5.15  Minimum Availability.....................................   59

ARTICLE 6 NEGATIVE COVENANTS.................................................   59
      Section 6.1   Liens....................................................   59
      Section 6.2   Debt.....................................................   60
      Section 6.3   Mergers, Etc.............................................   60
      Section 6.4   Leases...................................................   61
      Section 6.5   Sale and Leaseback.......................................   61
      Section 6.6   Restricted Payments......................................   61
      Section 6.7   Sale of Assets...........................................   61

      Section 6.8   Investments..............................................   61
      Section 6.9   Guaranties, Etc..........................................   61
      Section 6.10  Transactions With Affiliates.............................   62
      Section 6.11  Subsidiaries.............................................   62
      Section 6.12  Fiscal Year..............................................   62
      Section 6.13  Accounting Methods.......................................   62
      Section 6.14  Inventory Locations......................................   62

ARTICLE 7 FINANCIAL COVENANTS................................................   62
      Section 7.1   Current Ratio............................................   62
      Section 7.2   Tangible Net Worth.......................................   62
      Section 7.3   Leverage Ratio...........................................   63
      Section 7.4   Senior Debt to Trailing EBITDA Ratio.....................   63
      Section 7.5   Interest Coverage Ratio..................................   63
      Section 7.6   Debt Service Coverage Ratio..............................   64
      Section 7.7   Fixed Charge Coverage Ratio..............................   64
      Section 7.8   Certain Financial Terms..................................   64
      Section 7.9   Exclusion from Calculations..............................   66

ARTICLE 8 SECURITY...........................................................   66

ARTICLE 9 EVENTS OF DEFAULT..................................................   66
      Section 9.1   Events of Default........................................   66

ARTICLE 10 THE AGENT.........................................................   69
      Section 10.1  Appointment..............................................   69
      Section 10.2  Nature of Duties.........................................   69
      Section 10.3  Lack of Reliance on the Agent............................   69
      Section 10.4  Certain Rights of the Agent..............................   70
      Section 10.5  Reliance.................................................   70
      Section 10.6  Indemnification..........................................   70
      Section 10.7  The Agent in its Individual Capacity.....................   70
      Section 10.8  Resignation..............................................   71

ARTICLE 11 GENERAL PROVISIONS................................................   72
      Section 11.1  Amendments, Etc..........................................   72
      Section 11.2  Notices, Etc.............................................   73
      Section 11.3  No Waiver; Remedies......................................   74

      Section 11.4  Successors and Assigns.................................  74
      Section 11.5  Costs, Expenses, and Taxes; Indemnification............  76
      Section 11.6  Right of Setoff........................................  77
      Section 11.7  Governing Law; Jurisdiction............................  77
      Section 11.8  Entire Agreement; Severability of Provisions...........  78
      Section 11.9  Estoppel Certificates..................................  79
      Section 11.10 Waiver of Jury Trial and Consequential Damages.........  79
      Section 11.11 Replacement of the Note................................  80
      Section 11.12 Survival of Representations and Warranties.............  80
      Section 11.13 Further Assurances.....................................  80
      Section 11.14 Construction...........................................  80
      Section 11.15 Captions...............................................  80
      Section 11.16 Opinion Letter.........................................  80
      Section 11.17 Examination of Records.................................  81
      Section 11.18 Releases...............................................  81
      Section 11.19 Counterparts...........................................  81
      Section 11.20 Subsequent Bankruptcy..................................  81
      Section 11.21 Judgment...............................................  81
      Section 11.22 Maximum Rate of Interest...............................  82
      Section 11.23 Payments Pro Rata......................................  82
      Section 11.24 Domicile of Loans......................................  83
      Section 11.25 Register...............................................  83
      Section 11.26 Confidentiality........................................  84
      Section 11.27 Superseding Original Loan Agreement....................  84

         SECOND AMENDED AND RESTATED LOAN AGREEMENT ("Agreement"), dated as of November 14, 2002, by and between Q.E.P. CO., INC., a Delaware corporation with its chief executive office and principal place of business at 1081 Holland Drive, Boca Raton, Florida 33487, Q.E.P. - O'TOOL, INC., a Nevada corporation with its chief executive office and principal place of business at 1070 Mary Crest Road, Henderson, NV 89014, MARION TOOL CORPORATION, an Indiana corporation with its chief executive office and principal place of business at 1081 Holland Drive, Boca Raton, Florida 33487, ROBERTS CONSOLIDATED INDUSTRIES, INC., a Delaware corporation with its chief executive office and principal place of business at 1081 Holland Drive, Boca Raton, Florida 33487, ROBERTS JAPAN KK, an entity organized in Japan with its chief executive office and principal place of business at 1081 Holland Drive, Boca Raton, Florida 33487, ROBERTS HOLDING INTERNATIONAL, INC., a Delaware corporation with its chief executive office and principal place of business at 1081 Holland Drive, Boca Raton, Florida 33487, ROBERTS COMPANY CANADA LIMITED, an entity organized in Ontario, Canada with its chief executive office and principal place of business at 2070 Steeles Avenue, Bramalea, Ontario, Canada L6T1A7, ROBERTS HOLLAND B.V., an entity organized in The Netherlands with its chief executive office and principal place of business at 3360 AB Sliedrecht, P.O. Box 64, Parallelweg, The Netherlands, ROBERTS U.K. LIMITED, an entity organized in England with its chief executive office and principal place of business at Unit 10, Branxholme Industrial Estate, Bailiff Bridge, Brighouse, West Yorkshire, England, HD6 4EA, ROBERTS GERMANY GmbH, an entity organized in Germany with its chief executive office and principal place of business at Dreieichstrasse 10, 64546 Morfelden-Waldorf, Germany, ROBERTS S.A.R.L., an entity organized in France with its chief executive office and principal place of business at 25 rue de la Gare, 78370b Plaisir, France, Q.E.P. STONE HOLDINGS, INC., a Florida corporation with a place of business at 1081 Holland Drive, Boca Raton, Florida 33487, Q.E.P. AUST. PTY. LIMITED, an entity organized in Australia with a place of business at 32-34 Hydrive Close, Victoria, Australia 3175, Q.E.P. CHILE LIMITADA, an entity organized in Chile with a place of business at Av. Recoleta 4464, Huechuraba, Santiago, Chile, Q.E.P. HOLDING B.V., an entity organized in the Netherlands with its chief executive office and principal place of business at 3360 AB Sliedrecht, Parallelweg, The Netherlands, Q.E.P. CO. NEW ZEALAND LIMITED, an entity organized in New Zealand with a place of business at 67 Dalgety Drive, Manukau City, Auckland, New Zealand, Q.E.P. ZOCALIS HOLDING L.L.C., a Delaware limited liability company with a place of business at 1081 Holland Drive, Boca Raton, Florida 33487, Q.E.P. ZOCALIS S.R.L., an entity organized in Argentina with its chief executive office and principal place of business at 1607 Villa Adelina, Buenos Aries, Argentina, and BOIARDI PRODUCTS CORPORATION, an Ohio corporation, with its chief executive office and principal place of business at 453 Main Street, Little Falls, New Jersey 07424, FLEET CAPITAL CORPORATION ("FCC") and HSBC BANK USA ("HSBC" and together with FCC, the "Lenders" and each individually a "Lender"), and FLEET CAPITAL CORPORATION, a Rhode Island corporation with an office at One Landmark Square, Stamford, Connecticut 06901, as agent for the Lenders, (hereinafter referred to as the "Agent").

                              W I T N E S S E T H:

         The Borrower and FCC, as assignee of Fleet National Bank, have entered into an Amended and Restated Loan Agreement dated as of October 21, 1997 (as amended from time to time, the "Original Loan Agreement"). The Borrower has requested, among other things, that FCC continue to extend certain credit accommodations to the Borrower, that HSBC extend certain credit accommodations to Borrower, that FCC serve as the agent for itself and HSBC, that the Commitment be increased and that an additional term loan be made to Borrower. In furtherance thereof, the Borrower, the Lenders, and the Agent desire to amend and restate the Original Loan Agreement in its entirety as hereinafter set forth.

         NOW, THEREFORE, in consideration of these premises and the covenants and agreements herein contained, the Borrower, the Lenders and the Agent agree as follows:

                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Defined Terms. The following capitalized terms are used in this Agreement with the respective meanings set forth in this Section 1.1. Terms defined in the singular shall have the same meaning when used in the plural, and vice versa.

         "Account Debtor" means any Person who is or may become obligated to Borrower on or under a Receivable.

         "Affiliate" means any Person: (1) that, directly or indirectly, controls, is controlled by, or is under common control with, Borrower; (2) that is a shareholder, officer, or director of Borrower or of any Person that, directly or indirectly, controls, is controlled by, or is under common control with, Borrower, together with, in each case, their respective relatives (whether by blood or marriage), heirs, executors, administrators, personal representatives, successors, and assigns; and (3) any trust of which any of the foregoing Persons is a settlor, trustee, or beneficiary. For the purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; and "controlled" shall have the meaning correlative thereto.

         "Agent" means FCC, in its representative capacity as agent for the Lenders.

         "Agreement" means this Second Amended and Restated Loan Agreement, as amended, supplemented, or modified and in effect from time to time.

         "Alternative Currency" means Dutch Gilders, Euros or any lawful currency other than dollars mutually agreed to by the Agent and the Borrower which is freely transferable and convertible into dollars.

         "Amendment Agreement" means that certain Agreement of Amendment dated of even date herewith by and among the Borrowers and the Agent.

         "Available Amount" means the maximum aggregate amount from time to time that beneficiaries may draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         "Business Day" means a day other than a Saturday, Sunday, or other day on which banks in the States of Connecticut, Rhode Island, Florida or New York are required or authorized by law to be closed provided, however, that when used in connection with a LIBOR Rate Advance, the term shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Borrowing Base" means, at the relevant time of reference, the amount which is equal to (i) 85% of Eligible Accounts Receivable, plus (ii) the lesser of (a) the sum of (1) 50% of Eligible Finished Goods Inventory, plus (2) 35% of Eligible Raw Materials Inventory, plus (3) 25% of Eligible Work-in-Process Inventory or (b) $12,000,000, provided that Lender may, in its sole discretion, at any time and from time to time upon three (3) Business Days' prior written notice (unless a Default or an Event of Default shall have occurred and be continuing, in which event no such notice shall be required), adjust the advance rates set forth within this definition of "Borrowing Base".

         "Borrowing Base Certificate" means that term as defined in Section 5.8(d).

         "Borrowing Request" means that term as defined in Section 2.4.

         "BV" means Roberts Holland B.V.

         "BV Advance" or "BV Advances" means that term as defined in Section 2.1A(a).

         "BV Borrowing Base" means, at the relevant time of reference, the amount which is equal to (i) 90% of the amount for which Eligible BV Accounts Receivable are insured in accordance with the definition of Eligible BV Accounts Receivable net of all deductibles, expenses, policy limits, reserves and the like (by way or example, if $1,000,000 of Eligible BV Accounts Receivable were insured at 90% of face value with a $100,000 deductible, the BV Borrowing Base would be $810,000 i.e., (90% x $900,000), plus (ii) the Excess Borrowing Base (but not including any portion of the Borrowing Base allocated to the Foreign Companies other than Roberts Holland B.V.).

         "BV Loan" means the BV Advance or BV Advances made pursuant to Section 2.1A(a).

         "BV Note" means that term as defined in Section 2.1A(c).

         "BV Sublimit" means $5,000,000.00.

         "Canadian Property" means that certain real property owned by Roberts Company Canada Limited and located at 2070 Steeles Avenue East, Brampton, Ontario, Canada, together with all improvements thereon.

         "Capital Assets" means that term as defined in Section 7.8(a).

         "Capital Expenditures" means that term as defined in Section 7.8(b).

         "Capital Lease" means all leases of property (whether real, personal, or mixed) which have been or should be capitalized on the books of the lessee in accordance with GAAP.

         "Collateral" means all property of Borrower now or hereafter subject to the Liens granted in the Security Documents.

         "Commitment" shall mean any of the commitments of any Lender, i.e., either a Term Loan Commitment, a Mortgage Loan Commitment or a Revolving Loan Commitment.

         "Contaminant" means any pollutants, hazardous or toxic substances or wastes or contaminated materials including but not limited to oil and oil products, asbestos, asbestos containing materials, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, flammables, explosives, radioactive materials, laboratory wastes, biohazardous wastes, chemicals, elements, compounds or any other materials and substances (including materials, substances or things which are composed of or which have as constituents any of the foregoing substances), which are or may be subject to regulation under, or the Release of which or exposure to which is prohibited, limited or regulated under any Environmental Law.

         "Credit Availability" means, at the relevant time of reference, the dollar or dollar equivalent amount equal to (i) in the case of the Revolving Loan, the lesser of (a) the Borrowing Base (after giving effect to the calculation of the Excess Borrowing Base) and (b) the Revolving Loan Commitment, less, in each case, the sum of the aggregate outstanding principal amount of all Revolving Advances plus the Available Amount plus any unpaid Reimbursement Obligations; and (ii) in the case of the BV Loan, the lesser of (x) the BV Borrowing Base and (y) the BV Sublimit less, in each case, the sum of the aggregate outstanding principal amount of BV Advances.

         "Current Assets" means the term as defined in Section 7.8(c).

         "Current Liabilities" means that term as defined in Section 7.8(d).

         "Current Maturities of Long Term Debt" means that term as defined in
Section 7.8(e).

         "Debt", as applied to any Person, means: (1) indebtedness or liability of such Person for borrowed money, or with respect to deposits or advances of any kind, or for the deferred purchase price of property or services (including trade obligations); (2) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (3) all obligations of such

Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (4) all obligations of such Person for the deferred purchase price of property or services (including trade obligations); (5) all obligations of such Person as lessee under Capital Leases;
(6) current liabilities of such Person in respect of the present value of unfunded vested benefits under any Plan; (7) obligations of such Person under letters of credit, bankers acceptances, or comparable arrangements; (8) obligations of such Person arising under acceptance facilities; (9) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations of such Person to purchase, to provide funds for payment, to supply funds to invest in any Persons, or otherwise to assure a creditor against loss; (10) all obligations of such Person secured by any Lien on any of such Person's assets or property, whether or not the obligations have been assumed, and (11) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, provided that any net positive amount owed to such Person shall not be deemed an obligation. The Debt of any Person shall include the Debt of any partnership in which such person is a general partner.

         "Default" means an event or condition the occurrence or existence of which, with the lapse of time or the giving of a required notice, or both, would become an Event of Default.

         "Default Rate" means that rate of interest that is equal to the sum of 2% plus the rate of interest otherwise applicable to such Loan under the terms of this Agreement.

         "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

         "Domestic Advances" shall mean those advances made in favor of Q.E.P. Co., Inc., Q.E.P.-O'Tool, Inc., Marion Tool Corporation, Westpoint Foundry, Inc., Roberts Consolidated Industries, Inc., Roberts Holding International, Inc., Roberts Company Canada Limited, Q.E.P. Stone Holdings, Inc., and Boiardi Products Corporation.

         "Domestic Advance Note" shall mean that term as defined in Section 2.1(c).

         "Domestic Companies" shall mean Q.E.P. Co., Inc., Q.E.P.-O'Tool, Inc., Marion Tool Corporation, Westpoint Foundry, Inc., Roberts Consolidated Industries, Inc., Roberts Holding International, Inc., Roberts Company Canada Limited, Q.E.P. Stone Holdings, Inc., and Boiardi Products Corporation.

         "Drawdown Date" means the date on which any Revolving Advance, BV Advance or advance under the Term Loans or the Mortgage Loan is made.

         "Earnings Before Interest and Taxes" means that term as defined in
Section 7.8(f).

         "Earnings Before Interest, Taxes, Depreciation and Amortization" means that term as defined in Section 7.8(g).

         "Eligible Accounts Receivable" means, at the time of calculation, bona fide outstanding Receivables of Borrower, in which the Agent has a first priority perfected security interest, which satisfy all of the following requirements:

         (A) It is owing to Borrower and is subject to a validly perfected security interest in favor of the Agent having priority over any and all other liens or encumbrances thereon;

         (B) It arises from the sale or lease of goods by Borrower or the rendering of services by Borrower which have been shipped or delivered to an Account Debtor (i) on an absolute sale basis and not on consignment, on approval, or on a sale or return basis or subject to any other repurchase or return agreement, and (ii) on an open receivable basis, which is not evidenced by chattel paper or an instrument of any kind; provided that in any case, no material part of the subject goods or services has been returned, rejected, lost or damaged, and the Account Debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind;

         (C) If the Account Debtor is located outside the United States or, subject to subparagraph (K) of this definition, Canada, (i) the subject goods shall have been shipped after receipt, by Borrower from the Account Debtor, of
(a) an irrevocable letter of credit, which letter of credit shall have been issued or confirmed by a financial institution acceptable to the Agent and shall be in form and substance acceptable to the Agent and shall be transferred, assigned or otherwise made payable to the Agent in form and substance satisfactory to the Agent, or (b) credit insurance in form and substance and issued by an insurer satisfactory to the Agent, and (ii) the Receivable shall be payable in the full amount of the face value of the Receivable in United States dollars;

         (D) It is a valid, legally enforceable obligation of the Account Debtor thereunder and is not and may not become subject to any offset, counterclaim or, in the opinion of the Agent, contra or other defense on the part of such Account Debtor or to any claim on the part of such Account Debtor denying liability thereunder; provided, however, that if it is subject to any such offset, defense, or claim, it shall be ineligible to the extent of such offset, defense or claim;

         (E) It is subject to no lien or security interest whatsoever (including purchase money security interests), except for the security interest of the Agent hereunder and liens or security interests which have been expressly subordinated to the security interest of the Agent in form and substance satisfactory to the Agent;

         (F) It is evidenced by an invoice or other proof of delivery in form acceptable to the Agent;

         (G) Except as specifically approved in writing by the Agent, it has not remained unpaid for a period exceeding the lesser of (i) ninety (90) days after the date of invoice, or (ii) sixty (60) days after the due date thereof;

         (H) It is not owing from an Account Debtor from whom 50% or more of the amounts owing Borrower have remained unpaid for a period exceeding the lesser of (i) ninety (90) days from the date of invoice, or (ii) sixty (60) days after the due date thereof;

         (I) It does not arise out of transactions with an employee, officer, director, Affiliate, or Subsidiary of Borrower;

         (J) It does not arise out of a transaction with, and is not owing from, the United States of America in an amount in excess of $1,000, unless Borrower has complied with the Federal Assignment of Claims Act, when applicable;

         (K) It is not owing from an Account Debtor located in the Province of Quebec, Canada or in any jurisdiction in which the Borrower has not complied with any laws which might restrict the ability of the Borrower to collect such Receivables; and

         (L) The Agent has determined in its sole discretion that it is an Eligible Account Receivable.

         With respect to the Receivables, Borrower warrants and represents to Lender that, unless otherwise indicated in writing by Borrower: (A) They are genuine, are in all respects what they purport to be, are not evidenced by a judgment and are only evidenced by one, if any, executed original instrument, agreement, contract or document, which has been delivered to the Agent; (B) They represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto; (C) The amounts of the face value shown on any schedule of accounts or accounts receivable aging report provided to the Agent, and all invoices and statements delivered to the Agent with respect to any Receivable are actually and absolutely owing to Borrower and are not contingent for any reason; (D) There are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Borrower has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except a discount or allowance allowed by Borrower in the ordinary course of its business for prompt payment; (E) There are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount of the invoice face value with respect to any Eligible Accounts Receivable, and on all contracts, invoices and statements delivered to the Agent with respect thereto; (F) To the best knowledge of Borrower's officers, directors and key employees (including, without limitation, any sales personnel dealing with any such Account Debtor), all Account Debtors, under any Eligible Accounts Receivable, (i) had the capacity to contract at the time any contract or other document giving rise to the Receivable was executed, (ii) are solvent, and (iii) are not the subject of a bankruptcy or insolvency proceeding of any kind; (G) The goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any lien, claim, encumbrance or security interest, except those of the Agent, those terminated prior to the date hereof or those subordinate to the Agent's security interest; (H) Borrower has no knowledge of any fact or circumstance which would materially impair the validity or collectability thereof; (I) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in the financial condition of such Account Debtor; and
(J) They have not been pledged, assigned or transferred to any other Person.

         In the event of any dispute as to whether a Receivable is or has ceased to be an Eligible Account Receivable, the decision of the Agent shall control.

         "Eligible BV Accounts Receivable" means Eligible Accounts Receivable owed to BV which are insured in form, substance and amount and by an insurer satisfactory to the Agent with Lender named as loss payee.

         "Eligible Finished Goods Inventory" means that portion of Eligible Inventory which consists of finished goods.

         "Eligible Inventory" means that portion of the inventory of Borrower consisting of raw materials normally and currently used in the Borrower's business, work-in-process and finished goods held for sale by the Borrower, normally and currently saleable in the ordinary course of the Borrower's business, and which at all times pertinent hereto is of good and merchantable quality, free from defects, as to which the Agent has a perfected first priority Lien, and which is located at the locations set forth in the Security Agreement, and as to which Borrower has satisfied all terms, conditions, warranties and representations of this Agreement and the other Loan Documents; but Eligible Inventory does not include any of the following: (a) catalogs and other promotional materials of any kind; (b) used items; (c) any returned items (unless returned in a salable form and any account receivable arising from the sale of such returned item has been reversed); (d) any damaged, defective or recalled items; (e) any obsolete items; (f) any items used as demonstrators, prototypes or salesmen's samples; (g) any items of inventory which have been consigned to Borrower or as to which a Person claims a Lien; (h) any items of inventory which have been consigned by the Borrower to a consignee; (i) packing and shipping materials; (j) inventory located on premises leased by the Borrower from a landlord with whom Lender has not entered into a landlord's waiver on terms satisfactory to Lender in its reasonable judgment; (k) inventory in transit; (l) spare parts; and (m) inventory which in the reasonable judgment of Lender is considered to be slow-moving or otherwise not merchantable. Eligible Inventory shall be valued at the lower of (a) cost, (b) market value, or (c) the valuation consistent with that employed in the preparation of the financial statements of the Borrower referred to in Section 4.4 hereof.

         "Eligible Raw Materials Inventory" means that portion of Eligible Inventory which consists of raw materials.

         "Eligible Transferee" shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act).

         "Eligible Work-in-Process Inventory" means that portion of Eligible Inventory which consists of work-in-process.

         "Enforcement Action" means any action, proceeding or investigation (administrative or judicial, civil or criminal) instituted or threatened by U.S. Environmental Protection Agency, or any other federal, state or local governmental agency related to any alleged or actual violation of any Environmental Law with respect to any property owned or leased by the Borrower and/or any business conducted thereon, including, but not limited to, actions seeking Remediation, the imposition or enforcement of liability pursuant to any Environmental Law and compliance with any Environmental Law. Enforcement Action shall also include any similar actual or threatened action by any private party pursuant to any Environmental Law.

         "Environmental Laws" means any and all present and future: United States and Canadian federal, state, and local laws, statutes, ordinances, rules, and regulations, relating to protection of human health and the environment from Contaminants including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, (CERCLA), 42 USC (S)9601 et seq.; the Resource Conservation and Recovery Act, as amended, (RCRA), 42 USC
(S)6901 et seq. the Clean Air Act, as amended, 42 USC (S)7401 et seq.; the Federal Water Pollution Control Act, as amended (including but not limited to as amended by the Clean Water Act), 33 USC (S)1251 et seq.; The Toxic Substances Control Act, as amended (TSCA), 15 USC (S)2601 et seq.; the Emergency Planning and Community Right-to-Know Act (also known as SARA Title III), as amended, (EPCRA), 42 USC (S)11001 et seq.; the Safe Drinking Water Act, as amended, 42 USC (S)300(f) et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended (FIFRA), 7 USC (S)136 et seq.; the Occupational Safety and Health Act, as amended, (OSHA), 29 USC (S)651 et seq.; the Endangered Species Act, as amended, 16 USC (S)1531 et seq.; the National Environmental Policy Act, as amended, (NEPA), 42 USC (S)4321 et seq.; the Rivers and Harbors Act of 1899 33 USC (S)401 et seq.; state and local laws, rules and regulations similar to or addressing similar matters as the foregoing federal laws; laws, rules and regulations governing underground or above-ground storage tanks; laws, rules and regulations imposing liens for response costs or costs of other Remediation, whether or not those liens have a higher priority than existing liens; laws, rules and regulations conditioning transfer of property upon a form of negative declaration or other approval of a Governmental Authority of the environmental condition of a property; laws, rules and regulations requiring the disclosure of conditions relating to Contaminants in connection with transfer of title to or interest in property law; laws, rules and regulations requiring notifying of any government entity with regard to a Release of any Contaminant; conditions or requirements imposed in connection with any permits; government orders and demands and judicial orders pursuant to any of the foregoing; laws, rules and regulations relating to the Release, use, treatment, storage, disposal, transportation, transfer, generation, processing, production, refining, control, management, or handling of Contaminants; any and all other laws, rules, regulations, guidance, guidelines and common law of any governmental entity relating to the protection of human health or the environment from Contaminants. The reference in this paragraph to state laws specifically includes, but is not limited to, the applicable laws of the States of Connecticut, Florida, California, Indiana and Nevada.

         "Equipment" means all "Equipment" as that term is defined in the UCC, of Borrower, whether presently owned or hereafter acquired, and including, without limitation, machinery, furniture, furnishings, and fixtures, and any and all goods used or bought for use in or being used for use in the conduct of Borrower's business and all goods used or bought for use in business which are not included within the definition of Inventory, and all accessions and additions thereto, replacements therefor.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) which, together with the Borrower, would be treated as a single employer under Section 4001 of ERISA.

         "Event of Default" means any of the events specified in Section 9.1 of this Agreement.

         "Excess Borrowing Base" means, at the relevant time of reference, the amount which is equal to (i) the excess of the Borrowing Base over the Commitment with respect to the Revolving Loan plus (ii) without duplication, such additional portion of the Borrowing Base as Q.E.P., by written notice to the Agent, allocates to BV and to the Foreign Companies, which portion shall be subtracted on a dollar-for-dollar basis in calculating the Borrowing Base. By way of example, if the Borrowing Base is $12,000,000, the Commitment with respect to the Revolving Loan is $10,000,000, and Q.E.P. allocates an additional $1,000,000 of the Borrowing Base to BV, the Excess Borrowing Base would be $3,000,000 (i.e. (i) $12,000,000 minus $10,000,000 plus (ii) $1,000,000) and the
Borrowing Base would be $9,000,000.

         "Excess Cash Flow" shall mean, for any period, the difference arrived at by subtracting (i) the sum of Current Maturities of Long Term Debt plus Interest Expense from (ii) Earnings Before Interest, Taxes, Depreciation and Amortization minus the sum of unfinanced capital expenditures, taxes and dividends.

         "Existing Letter of Credit" means each letter of credit previously issued for the account of Borrower or any Subsidiary that (i) is outstanding on the date hereof and (b) is listed on Schedule 2.23.

         "Foreign Advance Note" means that term as defined in Section 2.1B(c).

         "Foreign Advances" shall mean those advances made in favor of Roberts Japan KK, Roberts U.K. Limited, Roberts Germany GmbH, Roberts S.A.R.L., Q.E.P. Holding B.V., Q.E.P. Aust. Pty. Limited, Q.E.P. Chile Limitada, Q.E.P. Co., New Zealand Limited, and Q.E.P. Zocalis S.R.L.

         "Foreign Borrowing Base" means, at the relevant time of reference, the amount which is equal to (i) that portion of the Borrowing Base which consists of assets of the Foreign Companies plus (ii) the Excess Borrowing Base (but not including any portion of the Borrowing Base which is allocated to BV).

         "Foreign Companies" shall mean Roberts Japan KK, Roberts U.K. Limited, Roberts German GmbH, Roberts S.A.R.L., Q.E.P. Holding B.V., Q.E.P. Aust. Pty. Limited, Q.E.P. Chile Limitada, Q.E.P. Co., New Zealand Limited, and Q.E.P. Zocalis S.R.L.

         "Foreign Sublimit" means $5,000,000.

         "GAAP" means (i) when used in general, other than as provided below, generally accepted accounting principles in the United States as in effect from time to time, applied on a consistent basis and, (ii) when used in Article 7, whether directly or indirectly through reference to a capitalized term used or defined therein, principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on February 28, 2002.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Guaranty" means any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; provided, however, that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business.

         "Head Office" means the principal office of the Agent at 200 Glastonbury Boulevard, Glastonbury, Connecticut.

         "Intercreditor Agreement" means the Intercreditor Agreement, dated as of April 5, 2001, by and among Borrower, Lender and The HillStreet Fund, L.P., as amended and in effect from time to time.

         "Interest Expense" means that term as defined in Section 7.8(h) of this Agreement.

         "Interest Period" means in the case of any Revolving Advance or principal portion of the Term Loans or the Mortgage Loan, other than a Prime Rate Advance, the one, two, three, or six month period selected by the Borrower pursuant to this Agreement. Each Interest Period shall commence on the date such advance is made or the date of a subsequent interest rate election, as the case may be, and shall end on the date as the Borrower may select in accordance with the above, provided, that:

         (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next or succeeding Business Day unless, in the case of a LIBOR Rate Advance only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

         (ii) each Interest Period which commences before and would otherwise end after the Maturity Date, shall end on the Maturity Date;

         (iii) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end, shall (subject to clause (i) above) end on the last day of such calendar month;

         (iv) each Interest Period which commences during an Interest Period in effect for outstanding LIBOR Rate Advances shall end on the last day of such Interest Period then in effect for LIBOR Rate Advances; and

         (v) all Interest Periods which commence on the same date shall end on the same date.

         "Inventory" means all "Inventory" as that term is defined in the UCC, including, without limitation, any and all goods, merchandise or other personal property, wheresoever located and whether or not in transit, now owned or hereafter acquired by Borrower in the normal course of business, which is or may at any time be held for sale or lease, or furnished or to be furnished under any contract or service or held as raw materials, work in process, supplies or materials used or consumed in Borrower's business, and all such property the sale or other disposition of which has given rise to accounts, chattel paper, documents, or instruments (as such terms are defined in the Uniform Commercial
Code) and which has been returned to or repossessed or stopped in transit by Borrower.

         "Issuing Lender" means FCC. FCC may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender, including without limitation Fleet National Bank, provided in each case that the Borrower does not reasonably object based on such Affiliate's creditworthiness, and the term Issuing Lender shall include any such Affiliate with respect to Letters of Credit issued by it or. Notwithstanding the foregoing, Borrower shall not object to Fleet National Bank as an Issuing Lender.

         "Lenders" means FCC and HSBC, or any successors, assigns or holders of all or any part of the obligations of Borrower.

         "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing in violation of the requirements of this Agreement or to fund its portion of any unreimbursed payment under Sections 2.23 or 2.24 or (ii) a Lender having notified in writing the Agent that such Lender does not intend to comply with its obligations under Section 2.1, 2.1A, 2.1B, 2.2, 2.2A or 2.2B.

         "Lender Parties" means that term as defined in Section 11.5(b).

         "Letter of Credit Application" means that term as defined in Section 2.23(b) of this Agreement.

         "Letters of Credit" means, collectively, any letters of credit issued, extended or renewed by the Issuing Lender for the account of Borrower pursuant to this Agreement, including existing Letters of Credit.

         "LIBOR" shall mean, as applicable to any LIBOR Rate Advance, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Rate Advance which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the first day of such LIBOR Rate Advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the beginning of such interest period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Rate Advance which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London Banking Days preceding the first day of such LIBOR Rate Advance as selected by the Agent. The principal London office of each of the major London Banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Rate Advance offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) London Banking Days preceding the first day of such LIBOR Rate Advance. In the event that the Agent is unable to obtain any such quotation as provided above, it will be determined that LIBOR pursuant to a LIBOR Rate Advance cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the Agent, any Lender or any Affiliate thereof then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

         "LIBOR Rate Advance" means any Revolving Advance or principal portion of any other Loan that bears interest with reference to LIBOR.

         "LIBOR Spread" means that term as defined in Section 2.3(a).

         "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute, or contract, and including but not limited to the security interest lien arising from a security agreement, mortgage, encumbrance, pledge, collateral assignment, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes.

         "Loans" means the Revolving Advances, the BV Loans, the Term Loans and the Mortgage Loan made or to be made pursuant to this Agreement.

         "Loan Documents" means this Agreement, the Amendment Agreement, the Notes, the Security Documents and all other promissory notes, guaranties, mortgages, security documents, deeds to secure debt, deeds of trust, pledges, assignments, contracts, negative pledges, powers of attorney, landlord waivers, environmental indemnity agreements, trust account agreements, and written matters, whenever executed and delivered to Lender, with respect to the transactions contemplated by this Agreement.

         "Lockbox Account" means that term as defined in Section 2.7.

         "Lockbox Agreement" means the lockbox agreement from time to time in effect among the Borrower and the Agent.

         "London Banking Day" shall mean any date on which commercial banks are open for business in London, England.

         "Make-Whole Premium" means the present value of the interest expense incurred by a Lender in funding the portion of indebtedness evidenced by the applicable Note which bears interest at the per annum rate of interest for the Interest Period then in effect, less the present value of the interest on the reinvested principal prepaid for the remainder of the Interest Period then in effect, at the Reinvestment Rate, plus any other expenses that Lender may sustain or incur by reason of the prepayment; provided that any negative value resulting from the foregoing calculation will be disregarded.

         "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, results in a material adverse change in, or a material adverse effect upon, any of (i) the condition (financial or otherwise), operations, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole; (ii) the rights and remedies of the Agent hereunder or under any of the other Loan Documents, or the ability of the Borrower to perform its respective Obligations; or (iii) the legality, validity or enforceability of this Agreement or any of the other Loan Documents.

         "Maturity Date" means, (i) in the case of the Revolving Credit Loan, July 25, 2005, (ii) in the case of the 2002 Term Loan, October 1, 2007, (iii) in the case of the 2003 Term Loan, the third anniversary of its Drawdown Date, (iv) in the case of the BV Loan, July 25, 2005, and (v) in the case of the Mortgage Loan, the date which is five (5) years and one (1) month following its Drawdown Date, in each case or earlier as set forth in this Agreement.

         "Mortgage Loan" means the term as defined in Section 2.2B(a).

         "Mortgage Loan Commitment" means, for each Lender, the amount set forth opposite such Lender's name in Schedule 2 directly below the column entitled "Mortgage Loan Commitment," and in the aggregate, as set forth in Schedule 2 below such column in the row entitled "Total", as same may be adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.4.

         "Mortgage Note" means the term as defined in Section 2.22(c).

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Non-Defaulting Lender" shall mean and include each Lender, as the case may be, other than a Defaulting Lender.

         "Notes" means collectively the Domestic Advance Notes, the Foreign Advance Notes, the BV Notes, the 2002 Term Notes, the 2003 Term Notes and the Mortgage Notes.

         "Obligations" means all present and future indebtedness and other liabilities of the Borrower owing to the Agent or any Lender or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement, the Notes or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

         "Overadvance" means that term as defined in Section 2.1(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Acquisition" shall mean the acquisition by the Borrower or any of its Subsidiaries of assets constituting a business, division or product line of any Person not already a Subsidiary of Borrower or any of its Subsidiaries or of not less than 80% (or a lesser percentage to the extent that the laws of any jurisdiction require a minimum percentage ownership by a resident of such jurisdiction, such minimum, the "Local Owned Stock") of the capital stock or other equity interests of any such Person, provided, that (A) the consideration paid by the Borrower or any Subsidiary consists solely of cash, the issuance of common stock of Borrower, the issuance of Debt otherwise permitted in Section 5.14 and the assumption/acquisition of any Permitted Acquired Debt (calculated in accordance with GAAP) relating to such business, division, product line or Person which is permitted to be assumed/acquired and to remain outstanding in accordance with the requirements of Section 5.14, (B) those acquisitions that are structured as stock acquisitions shall be effected through a purchase of not less than 80% (minus, if applicable, the Local Owned Stock) of the capital stock or other equity interests of such Person by the Borrower or such Subsidiary or through a merger between such Person and a Subsidiary of the Borrower, so that after giving effect to such purchase or merger not less than 80% (minus, if applicable, the Local Owned Stock) of the capital stock of the surviving corporation of such purchase or merger is owned by the Borrower or any Subsidiary of the Borrower,
(C) in the case of the acquisition of not less than 80% (minus, if applicable, the Local Owned Stock) of the capital stock or other equity interests of any Person, such Person (the "Acquired Person") shall own no capital stock or other equity interests in any other Person unless the Acquired Person owns 100% (minus, if applicable, the Local Owned Stock) of the capital stock or other equity interests of such other Person, (D) substantially all of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or the business of the Person acquired pursuant to the respective Permitted Acquisition and its Subsidiaries, is in same line of business as Borrower or such Subsidiary (E) after giving effect to such acquisition, the Borrower or such Subsidiary has the power to elect at least a majority of the directors or managers of such Person and (F) all applicable requirements of
Section 5.14 applicable to the Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth in the above definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

         "Person" means a human being, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated association, organization, joint venture, institution, Governmental Authority, or other entity of any nature whatsoever.

         "Plan" means any plan established, maintained, or to which contributions have been made by the Borrower or any ERISA Affiliate for the benefit of any of their employees.

         "Prime Rate" means the Agent's annual rate of interest designated by the Agent from time to time as a standard for setting loan rates, which rate shall not be construed as the Agent's lowest or most favorable rate on loans.

         "Prime Rate Advance" means any Revolving Advance or portion of any other Loan which bears interest with reference to the Prime Rate.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended from time to time.

         "Property" means all real property with improvements thereon owned or leased by the Borrower.

         "Q.E.P." means Q.E.P. Co., Inc.

         "Receivable" means the right to payment for goods sold or leased or for services rendered by Borrower.

         "Reimbursement Obligations" means that term as defined in Section 2.23(e).

         "Reinvestment Rate" means the rate available to Lender as determined by Lender in its sole discretion for the investment of principal amounts prepaid pursuant to Sections 2.1(d) and/or 2.2(d) in U.S. Treasury obligations or domestic or eurodollar options as offered by Lender in its sole discretion for the approximate remaining term of the Interest Period then in effect as of the date of such prepayment.

         "Release" means any spilling, leaking, migrating, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment of any Contaminant.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Required Lenders" means FCC and HSBC.

         "Reserve Percentage" means for any day with respect to a LIBOR Rate Advance, the maximum rate (expressed as a decimal) at which any lender subject thereto is required to maintain reserves (including all basic, supplemental, marginal or other reserves) under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding.

         "Restricted Payment" means (i) any cash or property dividend, distribution or payment of any kind, direct or indirect, by the Borrower or any of its Subsidiaries to any Person who now or in the future may hold an equity interest in the Borrower or any of its Subsidiaries, whether evidenced by a security or not, other than stock options or regular compensation or bonuses paid to employees or directors of the Borrower and its Subsidiaries in the ordinary course of business and consistent with past practices, (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of any capital stock of the Borrower or its Subsidiaries, or any other payment or distribution made in respect thereof, either directly or indirectly, and (ii) any management or similar fees paid or payable by the Borrower or any of its Subsidiaries to any Person who now or in the future may, directly or indirectly, hold an equity interest in the Borrower or any of its Subsidiaries.

         "Revolving Advance" or "Revolving Advances" means Domestic Advances and Foreign Advances.

         "Revolving Loan" means the Revolving Advance or Revolving Advances made pursuant to Section 2.1(a).

         "Revolving Credit Note" means that term as defined in Section 2.1(c).

         "Revolving Loan Commitment" means, for each Lender, the amount set forth opposite such Lender's name in Schedule 2 directly below the column entitled "Revolving Loan Commitment and in the aggregate, as set forth in
Schedule 2 below such column in the row
entitled "Total", as same may be (x) reduced from time to time or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to
Section 11.4.

         "SEC" means the United States Securities and Exchange Commission.

         "Security Agreement" means the respective Security Agreement or Amended and Restated Security Agreement as applicable between the Agent and each Borrower, as amended and in effect from time to time.

         "Security Documents" means the Security Agreement, all assignments of contracts, documents or instruments in favor of the Agent, all hazardous waste indemnity letters in favor of Lender and all other documents, contracts, assignments, instruments and the like now or hereafter securing the Loans.

         "Seller Notes" mean (i) that certain promissory note in the principal amount of Nine Hundred Thousand and 00/100 Dollars ($900,000.00) dated as of September 10, 1999, executed by QEP in favor of John J. Mezzone, (ii) that certain promissory note in the principal amount of One Million Six Hundred Thousand and 00/100 Dollars ($1,600,000.00) executed by QEP in favor of Stone Mountain Manufacturing, Inc. and (iii) the payment obligation pursuant to that certain Agreement for the Purchase and Sale of Shares by and between Q.E.P. Zocalis Holding LLC and Zocalis S.R.L. in the amount of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) ; and (iv) that certain promissory note in the principal amount of AU $1,444,470.00 executed by Q.E.P. AUST PTY. LIMITED in favor of Accessory Flooring Supplies, a partnership, dated as of June 3, 2002.

         "Senior Debt" means that term as defined in Section 7.8(i).

         "Solvent" means, as to any Person, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (b) is able to pay its debts as they mature; and (c) owns property whose fair salable value is greater than the amount required to pay its debts.

         "Subordinated Debt Agreement" means the Subordinated Loan and Security Agreement between the Borrower and The HillStreet Fund, L.P. relating to the Subordinated Debt.

         "Standby Letter of Credit" shall mean each irrevocable letter of credit issued pursuant to Section 2.23(a) under which the Issuing Lender agrees to make payments for the account of the Borrower, on behalf of the Borrower, in respect of obligations of the Borrower incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Borrower is or proposes to become a party in the ordinary course of the Borrower's business.

         "Subordinated Debt" means that term as defined in Section 7.8(j).

         "Subsidiary" means any Person of which the Borrower directly or indirectly through one or more intermediaries (i) owns shares of stock having ordinary voting power to elect a majority of the Board of Directors (or equivalent managing body) of such Person (irrespective of whether at the time stock of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency), or (ii) owns more than 50% of any other equity or ownership interest in such Person.

         "Tangible Capital Base" means that term as defined in Section 7.8(k).

         "Tangible Net Worth" means that term as defined in Section 7.8(l).

         "Term Loan Commitment" means for each Lender, the amount set forth opposite such Lender's name in Schedule 2 directly below the column entitled "2002 Term Loan Commitment" and "2003 Loan Commitment, and in the aggregate, as set forth in Schedule 2 below such columns in the row entitled "Total" as the same may be adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.4.

         "2002 Term Loan" means that term as defined in Section 2.2(a).

         "2002 Term Note" means that term as defined in Section 2.2(b).

         "2003 Term Loan" means that term as defined in Section 2.2A(a).

         "2003 Term Note" means that term as defined in Section 2.2A(b).

         "Total Liabilities" means that term as defined in Section 7.8(m).

         "Trade Letter of Credit" shall mean each commercial documentary Letter of Credit issued by the Issuing Lender for the account of the Borrower pursuant to Section 2.23(a) for the purchase of goods in the ordinary course of business.

         "Type" refers to whether a Revolving Advance or principal portion of any other Loan is a Prime Rate Advance or LIBOR Rate Advance.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of Connecticut, as amended or otherwise modified and in effect from time to time.

         Section 1.2 Terms Generally. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

         Section 1.3 Currency Equivalents Generally. For all purposes of this Agreement other than Article 2, the equivalent in any Alternative Currency of an amount in dollars shall be determined at the rate of exchange quoted by the Agent in Boston, Massachusetts, at 9:00 A.M.

(Boston time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of dollars with such Alternative Currency.

                                    ARTICLE 2

                         AMOUNTS AND TERMS OF THE LOANS

         A.   THE LOANS

         Section 2.1    Revolving Loan.

         (a) In Lenders' sole discretion and subject to the terms and conditions set forth in this Agreement, Lenders severally, but not jointly, agree to make advances (each a "Revolving Advance" and collectively "Revolving Advances") to Borrower from time to time during the period from the date of this Agreement up to, but not including, the Maturity Date; provided, however, that at no time shall the aggregate outstanding principal balance of all Revolving Advances plus the Available Amount plus any unpaid Reimbursement Obligations exceed the Credit Availability. Subject to the limits of this Agreement, Borrower may borrow, pay, prepay (pursuant to Section 2.1(d) below), and re-borrow under this Section 2.1. Nothing herein shall be construed to require any Lender to make Revolving Advances, it being agreed that such Revolving Advances and any formulas or advance rates contained within or comprising the Borrowing Base shall be at the Agent's sole discretion, may be increased or decreased in accordance with the definition of Borrowing Base and from time to time by the Agent in its sole discretion and shall not establish a pattern or custom binding upon the Agent or any Lender.

         (b) Notwithstanding the provisions of Section 2.1(a), the Required Lenders may, in their sole discretion and subject to the terms and conditions set forth in this Agreement or any other conditions which the Lenders may impose in their sole discretion, including without limitation the payment of fees, an increased interest rate, or posting of additional collateral, make temporary advances in excess of the Borrowing Base to Borrower from time to time (each such temporary Revolving Advance is referred to herein as an "Overadvance"), provided that in no event shall the aggregate principal amount of outstanding Overadvances, when combined with the outstanding principal amount of all other Revolving Advances plus the Available Amount plus any unpaid Reimbursement Obligations, exceed the Revolving Loan Commitment. To the extent that the Borrowing Base increases at any time during which an Overadvance is outstanding, the portion of the Overadvance which, as a result of such increase, would be available for borrowing under Section 2.1(a) shall be deemed to be prepaid as of the date of such increase and reborrowed as a Revolving Advance under Section 2.1(a) as of such date. To the extent that the Borrowing Base decreases at any time, the portion of the outstanding Revolving Advances which exceeds the Borrowing Base as a result of such decrease shall be deemed, subject to the provisions of this Agreement, to be prepaid as of the date of such decrease and reborrowed as an Overadvance under this Section 2.1(b) as of such date. Nothing contained in this Section 2.1(b) or elsewhere in this Agreement shall constitute or be deemed to constitute a commitment or agreement by the Lenders to make any Overadvances, nor shall the making of an

Overadvance at any time or from time to time constitute or be deemed to constitute a course of dealing by the Agent or any Lender with respect to Overadvances.

         (c) All Revolving Advances shall be evidenced by, and repaid with interest in accordance with one or more promissory notes of Borrower, each substantially in the form of Exhibit A hereto (each such promissory note is referred to herein as a "Revolving Credit Note"). The Revolving Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the date of this Agreement, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.3 in respect of the Prime Rate Advances and LIBOR Rate Advances, as the case may be, evidenced thereby, and
(vi) be entitled to the benefits of this Agreement and the other Loan Documents. Borrower hereby authorizes each Lender to record on its Revolving Credit Note or in its internal computerized records the amount of each Revolving Advance and of each payment of principal received by such Lender on account of the Revolving Loan, which recordation shall, in the absence of manifest error, be conclusive as to the outstanding principal balance of the Revolving Loan and shall be considered correct and binding on Borrower provided, however, that the failure to make such recordation with respect to any Revolving Advance or payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Revolving Credit Note.

         (d) Borrower may prepay the Revolving Loan, in whole or in part, together with accrued interest to the date of prepayment on the amount prepaid
(i) with respect to any principal portion that bears interest with reference to the Prime Rate, on any Business Day, without Make-Whole Premium, and (ii) with respect to any principal portion that bears interest with reference to LIBOR either (1), on the last Business Day of the Interest Period applicable to the portion being prepaid, without Make-Whole Premium or (2) on any other Business Day, together with the Make-Whole Premium.

         (e) Until the Agent exercises its rights to collect the Receivables as provided for in this Agreement, Borrower may continue its present policies for returned merchandise and adjustments, but shall promptly notify the Agent of any credits, adjustments or disputes arising about the goods or services represented by Receivables. In any event, Borrower will immediately pay the Agent from its own funds (and not from the proceeds of Receivables), for application to the Revolving Loans, an amount equal to any credit or adjustment made to any Eligible Receivables; provided, however, that so long as Borrower is not in default hereunder, such payment need not be made if Borrower shall have, after making such credit or adjustment, sufficient Eligible Receivables to maintain the aggregate outstanding balance of the Revolving Loans under the Borrowing Base.

         Section 2.1A.  BV Loan.


         (a) In their sole discretion and subject to the terms and conditions set forth in this Agreement, the Lenders severally, but not jointly, agree to make advances (each a "BV Advance" and collectively "BV Advances") to BV from time to time during the period from the date of this Agreement up to, but not including, the Maturity Date; provided, however, that at no time shall the aggregate outstanding principal balance of all BV Advances exceed the Credit Availability. Subject to the limits of this Agreement, BV may borrow, pay, prepay (pursuant to Section 2.1A(d) below), and re-borrow under this Section 2.1.A. Nothing herein shall be construed to require any Lender to make BV Advances, it being agreed that such BV Advances and any formulas or advance rates contained within or comprising the Borrowing Base shall be at the Agent's sole discretion, may be increased or decreased at any time and from time to time by the Agent in its sole discretion and shall not establish a pattern or custom binding upon any Lender. For purposes of this
Section 2.1A(a) and all other provisions of this Article 2, the equivalent in dollars of any Alternative Currency or the equivalent in any Alternative Currency of dollars or of any other Alternative Currency shall be determined in accordance with Section 2.16A.

         (b) Notwithstanding the provisions of Section 2.1A(a), the Required Lenders may, in their sole discretion and subject to the terms and conditions set forth in this Agreement or any other conditions which the Agent may impose in its sole discretion, including without limitation the payment of fees, an increased interest rate, or posting of additional collateral, make temporary advances in excess of the BV Borrowing Base from time to time (each such temporary BV Advance is referred to herein as an "Overadvance"), provided that in no event shall the aggregate principal amount of outstanding Overadvances, when combined with the outstanding principal amount of all other BV Advances exceed the BV Sublimit. To the extent that the BV Borrowing Base increases at any time during which an Overadvance is outstanding, the portion of the Overadvance which, as a result of such increase, would be available for borrowing under Section 2.1A(a) shall be deemed to be prepaid as of the date of such increase and reborrowed as a BV Advance under Section 2.1A(a) as of such date. To the extent that the BV Borrowing Base decreases at any time, the portion of the outstanding BV Revolving Advances which exceeds the BV Borrowing Base as a result of such decrease shall be deemed, subject to the provisions of this Agreement, to be prepaid as of the date of such decrease and reborrowed as an Overadvance under this Section 2.1A(b) as of such date. Nothing contained in this Section 2.1A(b) or elsewhere in this Agreement shall constitute or be deemed to constitute a commitment or agreement by the Agent or any Lender to make any Overadvances, nor shall the making of an Overadvance at any time or from time to time constitute or be deemed to constitute a course of dealing by the Agent or any Lender with respect to Overadvances.

         (c) All BV Advances shall be evidenced by, and repaid with interest in accordance with one or more promissory notes of BV, each in the form of Exhibit A-1 hereto (each such promissory note is referred to herein as a "BV Note"). The BV Note issued to each Lender shall (i) be executed by BV, (ii) be payable to such Lender or its registered assigns and be dated the date of this Agreement, (iii) be in a stated principal amount equal to the BV Loan Commitment of such Lender and be payable in the outstanding principal amount of the BV Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.3 in respect of the Prime Rate Advances and LIBOR Rate Advances, as the case may be, evidenced thereby, and (vi) be entitled to the benefits of this Agreement and the other Loan Documents. BV hereby authorizes the Agent to record on the BV Note or in its internal computerized records the amount of each BV Advance and of each payment of principal received by Lender on account of the BV Loan, which recordation shall, in the absence of manifest error, be conclusive as to the outstanding principal balance of the BV Loan and shall be considered correct and binding on BV provided, however, that the failure to make such recordation with respect to any BV Advance or payment shall not limit or otherwise affect the obligations of BV under this Agreement or the BV Note.

         (d) BV may prepay the BV Loan, in whole or in part, together with accrued interest to the date of prepayment on the amount prepaid either (1) on the last Business Day of the Interest Period applicable to the portion being prepaid, without Make-Whole Premium or (2) on any other Business Day, together with the Make-Whole Premium.

         (e) Until the Agent exercises its rights to collect the Receivables as provided for in this Agreement, BV may continue its present policies for returned merchandise and adjustments, but shall promptly notify the Agent of any credits, adjustments or disputes arising about the goods or services represented by Receivables. In any event, BV will immediately pay the Agent from its own funds (and not from the proceeds of Receivables), for application to the BV Loans, an amount equal to any credit or adjustment made to any Eligible BV Receivables; provided, however, that so long as BV is not in default hereunder, such payment need not be made if BV shall have, after making such credit or adjustment, sufficient Eligible BV Receivables to maintain the aggregate outstanding balance of the BV Loans under the BV Borrowing Base.

         (f) With respect to the BV Loan, BV shall pay to the Lender a fee on the first day of each month, and on the Maturity Date, in an amount equal to one-quarter of one percent (.25%) per annum of the difference between the BV Sublimit and the average daily outstanding principal balance of the BV Loan for the prior one-month period. For purposes of determining the unused portion of the BV Sublimit, the equivalent dollars of each BV Advance made by Lender in an Alternative Currency as determined on the date of the making of such BV Advance shall be the amount of the BV Sublimit used in connection with such BV Advance, and no further adjustments shall be made with respect to the unused portion of the BV Sublimit based upon fluctuations thereafter in the value of the Alternative Currency of such BV Advance.

         Section 2.1B.  Foreign Loan.

         (a) In Lenders' sole discretion and subject to the terms and conditions set forth in this Agreement, each Lender agrees, severally and not jointly, to make advances (each a "Foreign Advance" and collectively, "Foreign Advances") to the Foreign Companies from time to time during the period from the date of this Agreement up to, but not including, the Maturity Date; provided, however, that at no time shall the aggregate outstanding principal balance of all Foreign Advances exceed the Foreign Borrowing Base. Subject to the limits of this Agreement, the Foreign Companies may borrow, pay, prepay (pursuant to Section 2.1B(d) below), and re-borrow under this Section 2.1B. Nothing herein shall be construed to require any Lender to make Foreign Advances, it being agreed that such Foreign Advances and any formulas or advance rates contained within or comprising the Borrowing Base shall be at the Agent's sole discretion, may be increased or decreased at any time and from time to time by the Agent it its sole discretion and shall not establish a pattern or custom binding upon the Agent. For purposes of this Section 2.1B(a) and all other provisions of this
Article 2, the equivalent in dollars or of any other Alternative Currency shall be determined in accordance with Section 2.16A.

         (b) Notwithstanding the provisions of this Section 2.lB(a), the Required Lenders may, in their sole discretion and subject to the terms and conditions set forth in this Agreement or any other conditions which the Agent may impose in its sole discretion, including, without limitation, the payment of fees, an increased interest rate, or posting of additional collateral, make temporary advances in excess of the Foreign Borrowing Base from time to time (each such temporary Foreign Advance is referred to herein as a "Foreign Overadvance"), provided that in no event shall the aggregate principal amount of outstanding Foreign Overadvances, when combined with the outstanding principal amount of all other Foreign Advances, exceed the Foreign Sublimit. To the extent that the Foreign Borrowing Base increases at any time during which a Foreign Overadvance is outstanding, the portion of the Foreign Overadvance which, as a result of such increase, would be available for borrowing under Section 2.1B(a) shall be deemed to be prepaid as of the date of such increase and reborrowed as a Foreign Advance under Section 2.1B(a) as of such date. To the extent that the Foreign Borrowing Base decreases at any time, the portion of the outstanding Foreign Advances, which exceeds the Foreign Borrowing Base as a result of such decrease shall be deemed, subject to the provisions of this Agreement, to be prepaid as of the date of such decrease and reborrowed as a Foreign Overadvance under this Section 2.1B(b) as of such date. Nothing contained in this Section 2.1B(b) or elsewhere in this Agreement shall constitute or be deemed to constitute a commitment or agreement by the Agent or any Lender to make any Foreign Overadvances, nor shall the making or a Foreign Overadvance at any time or from time to time constitute or be deemed to constitute a course of dealing by the Agent or any Lender with respect to Foreign Overadvances.

         (c) All Foreign Advances shall be evidenced by, and repaid with interest in accordance with one or more promissory notes of Borrower, each in the form of Exhibit A-2 hereto (each such promissory note is referred to herein as a "Foreign Note"). The Foreign Note issued to each Lender that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Foreign Companies, (ii) be payable to such Lender or its registered assigns and be dated the date of the Agreement, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender applicable to Foreign Loans and be payable in the outstanding principal amount of the Foreign Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.3 in respect of the Prime Rate Advances and LIBOR Rate Advances, as the case may be, evidenced thereby, (vi) be entitled to the benefits of this Agreement and the other Loan Documents. The Foreign Companies hereby authorize each Lender to record on the Foreign Note or in its internal computerized records the amount of each Foreign Advance and of each payment of principal received by such Lender on account of the Foreign Loan, which recordation shall, in the absence of manifest error, be conclusive evidence as to the outstanding principal balance of the Foreign Loan and shall be considered correct and binding on the Foreign Companies, provided, however, that the failure to make such recordation with respect to any Foreign Advance or payment shall not limit or otherwise affect the obligations of the Foreign Companies under this Agreement or the Foreign Note.

         (d) The Foreign Companies may prepay the Foreign Loan, in whole or in part, together with accrued interest to the date of prepayment on the amount prepaid either (1) on the last Business Day of the Interest Period applicable to the portion being prepaid, without Make-Whole Premium or (2) on any other Business Day, together with the Make-Whole Premium.

         (e) Until the Agent exercises its right to collect the Receivables as provided for in this Agreement, the Foreign Companies may continue their present policies for returned merchandise and adjustments, but shall promptly notify Lender of any credits, adjustments or disputes arising about the goods or services represented by Receivables. In any event, the Foreign Companies will immediately pay Lender from its own funds (and not from the proceeds of Receivables), for application to the Foreign Loans, an amount equal to any credit or adjustment made to any Eligible Foreign Receivables; provided, however, that so long as the Foreign Companies are not in default hereunder, such payment need not be made if the Foreign Companies shall have, after making such credit or adjustment, sufficient Eligible Foreign Receivables to maintain the aggregate outstanding balance of the Foreign Loans under the Foreign Borrowing Base.

         (f) Unless a commitment for Foreign Advances is established other than as a sublimit of the Commitment, then there shall not be an unused line fee for Foreign Loans. Upon the establishment, if any, of such a separate commitment, then Borrower shall, without duplicating any unused line fees paid with respect to Domestic Advances pay to the Agent, for the ratable benefit of the Lenders, a fee on the first day of each month, and on the Maturity Date, an unused line fee in an amount equal to one-quarter of one percent (.25 %) per annum of the difference between the Commitment established solely for Foreign Advances, if any, and the average daily outstanding principal balance of the Foreign Advances for the prior one month period. For purposes of determining the unused portion of the Commitment, the equivalent dollars of each Foreign Advance made by a Lender in an Alternative Currency as determined on the date of the making of such Foreign Advance shall be the amount of the Commitment used in connection with such Foreign Advance, and no further adjustments shall be made with respect to the unused portion of the Commitment based upon fluctuations thereafter in the value of the Alternative Currency or such Foreign Advance.

         (g)    Notwithstanding anything to the contrary contained in this
Section 2.1B or elsewhere in this Agreement or in any Loan Document, no Foreign Advances shall be made at any time at which (i) the sum of (1) the Commitment (with respect to both Revolving Advances and BV Advances), (2) the outstanding principal balances of the 2002 Term Loan, 2003 Term Loan and the Mortgage Loan and (3) the amount of the proposed Foreign Advance equals or exceeds the Borrowing Base (before giving effect to the definition of Excess Borrowing Base) or (ii) the Required Lenders determine in their sole discretion not to make such Foreign Advance.

         Section 2.2    2002 Term Loan.

         (a) Subject to the terms and conditions set forth in this Agreement, the Lenders shall, on the date hereof, make a term loan to Borrower (the "2002 Term Loan") in an original principal amount of Four Million ($4,000,000) U.S. Dollars.

         (b) The 2002 Term Loan shall be evidenced by, and repaid in accordance with one or more promissory notes of Borrower, each substantially in the form attached hereto as Exhibit B

(each such note a "2002 Term Note"). The 2002 Term Note issued to each Lender that has a Term Loan Commitment or outstanding Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the date of this Agreement, (iii) be in a stated principal amount equal to the 2002 Term Loan made by such Lender and be payable in the outstanding principal amount of 2002 Term Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 2.3 in respect of the Prime Rate Advances and LIBOR Rate Advances, as the case may be, evidenced thereby, and (vi) be entitled to the benefits of this Agreement and the other Loan Documents.

         (c) Borrower shall make mandatory scheduled principal payments under the Term Notes quarterly in the aggregate amount of (i) $400,000.00 per calendar quarter, commencing January 1, 2003 and continuing on the first day of each succeeding quarter thereafter through and including October 1, 2003 and (ii) $200,000.00 per calendar quarter, commencing January 1, 2004 and continuing on the final day of each succeeding quarter thereafter until the outstanding principal amount of the 2002 Term Loan, together with all interest accrued thereon, has been fully paid, except that if not sooner paid, the principal amount, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date.

         (d) Borrower may prepay any portion of the outstanding principal of the Term Loan, in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid and all amounts required pursuant to
Section 2.19 hereof, (i) with respect to any principal portion that bears interest with reference to the Prime Rate, on any Business Day, without Make-Whole Premium, and (ii) with respect to any principal portion that bears interest with reference to LIBOR either (1) on the last Business Day of the Interest Period applicable to the portion of the Term Loan being prepaid, without Make-Whole Premium or (2) on any other Business Day, together with the Make-Whole Premium.

         Section 2.2A    2003 Term Loan.


         (a) Subject to the terms and conditions set forth in this Agreement, the Lenders shall, on or about May 2003, but in no event later than May 31, 2004 make a term loan to Borrower (the "2003 Term Loan") in an original principal amount of Four Million Five Hundred Thousand U.S. Dollars ($4,500,000).

         (b) The 2003 Term Loan shall be evidenced by, and repaid in accordance with one or more promissory notes of Borrower, each substantially in the form attached hereto as Exhibit C (the "2003 Term Note"). The 2003 Term Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Drawdown Date of the 2003 Term Loan, (iii) be in a stated principal amount equal to the Term Loans made by such Lender and be payable in the outstanding principal amount of Term Loans evidenced thereby, (iv) mature on the 2003 Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.03 in respect of the Prime Rate Advances and LIBOR Rate Advances, as the case may be, evidenced thereby, (vi) be entitled to the benefits of this Agreement and the other Loan Documents.

         (c) Commencing on the first day of the month following the Drawdown Date of the 2003 Term Loan and continuing on the first business day of each succeeding calendar month thereafter, Borrower shall make mandatory scheduled principal payments under the 2003 Term Note quarterly in the amount of $125,000.00 per month for the first five (5) months and $141,667 per month thereafter, in each case plus interest on the outstanding principal balance as stated in the 2003 Term Note, until the outstanding principal amount of the 2003 Term Note, together with all interest accrued thereon, has been fully paid, except that if not sooner paid, the principal amount, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date for the 2003 Term Loan.

         (d) Borrower may prepay any portion of the outstanding principal of the 2003 Term Loan, in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid and all amounts required under
Section 2.19 hereof, (i) with respect to any principal portion that bears interest with reference to the Prime Rate, on any Business Day, without Make-Whole Premium, and (ii) with respect to any principal portion that bears interest with reference to LIBOR either (1) on the last Business Day of the Interest Period applicable to the portion of the 2003 Term Loan being prepaid, without Make-Whole Premium or (2) on any other Business Day, together with the Make-Whole Premium.

         Section 2.2B   Mortgage Loan.

         (a) Subject to the terms and conditions set forth in this Agreement, the Lenders shall, on or about January 2003, make a term loan to Borrower (the "Mortgage Loan") in an original principal amount of One Million Three Hundred Seventy Five Thousand U.S. Dollars ($1,375,000).

         (b) The Mortgage Loan shall be evidenced by, and repaid in accordance with one or more promissory notes of Borrower, each substantially in the form attached hereto as Exhibit D (the "Mortgage Note"). The Mortgage Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the date of this Agreement
(iii) be in a stated principal amount equal to the Mortgage Loans made by such Lender on date of this Agreement and be payable in the outstanding principal amount of Mortgage Loans evidenced thereby, (iv) mature on the Maturity Date,
(v) bear interest as provided in the appropriate clause of Section 2.3 in respect of the Prime Rate Advances and LIBOR Rate Advances, as the case may be, evidenced thereby, (vi) be entitled to the benefits of this Agreement and the other Loan Documents.

         (c) Commencing on the first business day of the month immediately following the Drawdown Date of the Mortgage Loan, and continuing on the first business day of each succeeding calendar month thereafter, Borrower shall make mandatory scheduled principal payments under the Mortgage Note monthly in the aggregate amount of $5,550.00 per month, with a final balloon payment of $1,042,000 on the Maturity Date in each case plus interest on the outstanding principal balance as stated in the Mortgage Note, until the outstanding principal amount of the Mortgage Note, together with all interest accrued thereon, has been fully paid, except that if not sooner paid, the principal amount, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date for the Mortgage Loan.

         (d) Borrower may prepay any portion of the outstanding principal of the Mortgage Loan, in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid and all amounts required under
Section 2.19 hereof, (i) with respect to any principal portion that bears interest with reference to the Prime Rate, on any Business Day, without Make-Whole Premium, and (ii) with respect to any principal portion that bears interest with reference to LIBOR either (1) on the last Business Day of the Interest Period applicable to the portion of the Mortgage being prepaid, without Make-Whole Premium or (2) on any other Business Day, together with the Make-Whole Premium. Notwithstanding the foregoing, except as required by Section
2.20 (in which case payment shall be accompanied by payment of all taxes then required under Section 2.9), in no event shall Borrower pay or prepay more than twenty-five percent (25%) of the original principal amount of the Mortgage Loan on or prior to the fifth anniversary of the Drawdown Date of the Mortgage Loan.

         Section 2.3    Interest Provisions.

         (a) Commencing with the first such date following the date of this Agreement, Borrower promises to pay interest to the Agent, on the outstanding and unpaid principal balances of each of the Revolving Loan and the 2002 Term Loan, at a rate per annum equal to, at the option of Borrower, (i) the Prime Rate or (ii) the LIBOR Rate plus the LIBOR Spread (the "LIBOR Spread") as set forth in the following table:

   --------------------------------------------------------------------
    Fixed Charge Coverage Ratio (calculated,
    for purposes of this pricing grid only,
    using amortization of $200,000 per
    quarter for the 2002 Term Loan and
    $125,000 per month for the 2003 Term            LIBOR Spread
    Loan)
   --------------------------------------------------------------------
    **** 1.1 - *   1.2                              225 basis points
   --------------------------------------------------------------------
    **** 1.2 - *** 1.5                              200 basis points
   --------------------------------------------------------------------
    **** 1.5 - *** 1.75                             175 basis points
   --------------------------------------------------------------------
    **** 1.75 x                                     150 basis points
   --------------------------------------------------------------------

*     Less than
***   Less than or equal to
****  Greater than or equal to

Changes in the LIBOR Spread resulting from a change in the above ratios shall become effective on the due date of delivery by the Borrower of a compliance certificate evidencing such change. If the Borrower shall fail to timely deliver a compliance certificate within five days of such certificate's due date in accordance with Section 5.8(c) of this Agreement, the LIBOR Spread shall be 225 basis points from the day such certificate was due until the day a certificate evidencing a lower LIBOR Spread is actually delivered to the Lender. Each Revolving Advance shall be comprised entirely of a Prime Rate Advance or a LIBOR Rate Advance as Borrower may request pursuant to Section 2.4. Borrower shall not be entitled to request any Revolving

Advance which, if made, would result in more than six (6) LIBOR Rate Advances outstanding hereunder at any time. For purposes of the foregoing, LIBOR Rate Advances having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate LIBOR Rate Advances. Each LIBOR Rate Advance shall be in a principal amount of $500,000 (or the equivalent in an Alternative Currency) or in $50,000 (or the equivalent in an Alternative Currency) increments in excess thereof. As of the date of this Agreement, the LIBOR Spread is 200 basis points.

         Interest payments shall be made (i) in the case of Prime Rate Advances, on the first day of each month in arrears, and (ii) in the case of LIBOR Rate Advances, on the last day of each applicable Interest Period, or in the case of Interest Periods having a duration of more than three (3) months, on each three-month anniversary date of the commencement of such Interest Period.

         Commencing with the first such date following the Drawdown Date of the 2003 Term Loan, Borrower promises to pay interest to the Lenders, on the outstanding and unpaid principal balance of the 2003 Term Loan, at a rate per annum equal to, at the election of Borrower (i) the Prime Rate plus 125 basis points, or (ii) the LIBOR Rate plus 325 basis points.

         Commencing with the first such date following the date of this Agreement, Borrower promises to pay interest to the Lenders, on the outstanding and unpaid principal balance of the Mortgage Loan, at a rate per annum equal to, at the election of Borrower (i) the Prime Rate or (ii) the LIBOR Rate plus 200 basis points.

         (b) For purposes of the computation of interest, and notwithstanding anything to the contrary contained in this Agreement, items shall not be deemed to be collected until one (1) day after their actual receipt by Lender.

         (c) The interest rate on each Prime Rate Advance shall change when and as the Agent's Prime Rate changes. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective.

         (d) Overdue principal and interest and, upon the occurrence and during the continuance of an Event of Default, all principal and accrued but unpaid interest shall bear interest until paid in full, payable on demand, at the Default Rate, provided that with respect to the Mortgage Loan, the Default Rate shall be charged to the extent permitted by applicable law.

         (e) The Agent may collect for the ratable benefit of the Lenders a "late charge" equal to two percent (2%) of any installment of interest or principal or any other amount due hereunder which is not paid or reimbursed by Borrower within fifteen (15) days of the due date thereof to cover the extra expense involved in handling such delinquent payment.

         (f) For the purpose of complying with the Interest Act (Canada), it is expressly stated that where interest is calculated pursuant hereto at a rate based upon a 360-day period (for the purposes of this subsection, the "first rate"), the yearly rate or percentage of interest to which the first rate is equivalent is the first rate multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest.

         Section 2.4 Notice and Manner of Borrowing; Conversion or Continuation of Interest Rate.

         (a) Borrower shall give the Agent irrevocable notice by telecopy or otherwise in writing of its request that the Lenders make a Revolving Advance or a BV Advance (each a "Borrowing Request") not later than 11:00 a.m. Connecticut time (i) in the case of Prime Rate Advances, on the proposed Drawdown Date thereof, and (ii) in the case of LIBOR Rate Advances, two (2) Business Days prior to the proposed Drawdown Date thereof. Notice received by the Agent after 11:00 a.m. Connecticut time shall be loaned against by the Agent on the next Business Day after the proposed Drawdown Date. Each such notice shall, in the case of a LIBOR Rate Advance, specify the duration of the Interest Period therefor. If no election is made in a Borrowing Request as to the Type applicable to any Revolving Advance or BV Advance, then the requested Revolving Advance or BV Advance shall be a Prime Rate Advance. If no election is made in a Borrowing Request as to the Interest Period applicable to any requested LIBOR Rate Advance, then the Interest Period applicable to such requested LIBOR Rate Advance shall (subject to the provisions contained in the definition of "Interest Period" in Section 1.1) be one month in duration. Subject to the fulfillment of the applicable conditions set forth in Article 3 hereof, the Agent will make the Revolving Advance or BV Advance in immediately available funds by crediting the amount thereof to Borrower's account with the Agent.

         (b) Provided that no Event of Default shall have occurred and be continuing, the Borrower may, on any Business Day, convert any outstanding Prime Rate Advance to a LIBOR Rate Advance in the same aggregate principal amount and convert a LIBOR Rate Advance to a Prime Rate Advance only on the last Business Day of the then current Interest Period applicable to such Revolving Advance or BV Advance. If the Borrower desires to convert a Prime Rate Advance or a LIBOR Rate Advance pursuant to this Section, it shall give the Lender not less than three (3) Business Days' prior written notice, specifying the date of such conversion, the amount to be converted and if conversion is from a Prime Rate Advance to a LIBOR Rate Advance, the duration of the first Interest Period therefor. If, not less than three (3) Business Days prior to the end of the Interest Period then in effect for any LIBOR Rate Advance, Borrower shall not have delivered to Lender (i) a notice requesting conversion of a LIBOR Rate Advance to a Prime Rate Advance in accordance with this Section or (ii) a Borrowing Request requesting that such Revolving Advance be reborrowed as a Revolving Advance or BV Advance of the same Type having an Interest Period of the same or a different duration then the Interest Period in effect, in accordance with Section 2.4(a), or (iii) a notice that such Revolving Advance or BV Advance is to be paid at the end of such Interest Period, then, in each such case, Borrower shall be deemed to have delivered a notice that such Revolving Advance or BV Advance is to be converted to a Prime Rate Advance pursuant to this Section 2.4.

         Section 2.5 Excess Advances. Except to the extent that any excess constitutes an Overadvance permitted by Section 2.1(b), 2.1A(b), or 2.1B(b) if at any time the aggregate outstanding principal amount of the Revolving Loan plus the Available Amount plus any unpaid Reimbursement Obligations exceeds the Credit Availability, Borrower shall immediately pay the amount of such excess to the Agent for application to the applicable Loan.

         Section 2.6 Settlements. On Friday of each week, the Agent shall notify HSBC of its pro rata share, based upon its percentage of Revolving Loans and BV Loans, of all such Loans outstanding as of such date. HSBC shall make available such pro rata portion to the Agent not later than 1:00 (Hartford, Connecticut time) that day. All such amounts will be made available in lawful money of the United States in immediately available funds at the Head Office of the Agent. Unless the Agent shall have been notified by any Lender prior to such day that such Lender does not intend to make available to the Agent such Lender's portion of such loans, the Agent may assume that such Lender has made such amount available to the Administrative Agent on such day and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.3. Nothing in this Section 2.6 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

         Section 2.7 Method of Payment. Borrower shall make each payment due under this Agreement and under the Notes to the Agent at its Head Office not later than 11:00 A.M., Connecticut time, on the date when due in lawful money of the United States in immediately available funds. Borrower hereby authorizes the Agent to charge from time to time (including without limitation any time at which any amount is due under this Agreement) any amount due under this Agreement or the Notes, including without limitation principal, interest, fees and charges, against any account of Borrower with the Agent. Subject to the provisions contained in the definition of Interest Period in Section 1.1, whenever any payment to be made under this Agreement or under a Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest.

         Section 2.8 Collection of Funds. All proceeds of notes, instruments, Inventory and Receivables of Borrower shall be collected into a lockbox account established by Borrower with the Agent pursuant to the Lockbox Agreement (the "Lockbox Account"). Promptly after the execution of this Agreement, Borrower shall direct each of its Account Debtors to make all payments to Borrower directly into the Lockbox Account. Borrower shall hold in trust for the Agent and immediately remit to the Agent by depositing the same into the Lockbox Account all checks, notes, cash and other proceeds of its Receivables as well as all proceeds from the sale of inventory, securities (other than securities issued by Borrower) and other Collateral and other cash receipts of every kind and nature (other than the proceeds of other borrowings expressly permitted by this Agreement). Borrower agrees that all payments received in the Lockbox Account will be the sole and exclusive property of the Agent. The Agent may, in its sole discretion, on the Business Day on which any payment is received into the Lockbox Account, and on a provisional basis until the final receipt of good funds, credit such payments to the principal amount of the outstanding Revolving Advances as a prepayment of such Revolving Advances or, as applicable, BV Advances as a prepayment of such BV Advances, provided that on any day on which the Agent does not so credit, Borrower may, at its option, and in each case on a provisional basis until the final receipt of good funds, credit such payment, either to (i) its account with Lender or an Affiliate of Lender or (ii) the principal amount of the outstanding Revolving Advances or BV Advances as a prepayment thereof. Any such provisional credit is subject to reversal if the final collection of a payment is not received by the Agent within five (5) Business Days following the initial receipt of such payment and will thereafter be credited when such payment is actually received in good funds. If at the time of any such credit there are no outstanding Revolving Advances such credit shall (i) if a Default or an Event of Default shall exist, be credited to a cash collateral account under the sole dominion and control of the Agent until such Default or Event of Default is cured by Borrower or waived by Agent or (ii) be applied to amounts due on the 2003 Term Loan, then, to amounts due on the 2002 Term Loan and then subject to the provisions of Section 2.2B(d), to amounts due on the Mortgage Loan, in each case in the inverse order of maturity, (iii) be applied to cash collateralize any outstanding Letters of Credit, or (iv) otherwise be made to Borrower's regular account with Lender.

         B.     CERTAIN GENERAL PROVISIONS

         Section 2.9    Taxes.

         (a) All payments by Borrower under the Loan Documents to or for the account of the Agent or any Lender shall be made without setoff or counterclaim and free and clear of, and without any deduction or withholding for or on account of, any and all present or future income, stamp or other taxes, levies, imposts, duties, fees, assessments, deductions, withholdings, or other charges of whatever nature, now or hereafter imposed, levied, collected, withheld, or assessed by any jurisdiction, or by any department, agency, state or other political subdivision thereof or therein (collectively, "Taxes"), excluding as to (i) a Tax on the Income imposed on the Agent or any Lender, and (ii) any interest, fees, additions to tax or penalties for late payment thereof (each such non-excluded Tax, an "Indemnified Tax"). For purposes hereof, "Tax on the Income" shall mean, as to any Person, a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized, or
(iii) the jurisdiction in which such Person's principal office is located, which Tax is an income tax or franchise tax imposed on al or part of the net income or net profits of such Person or which Tax represents interest, fees, or penalties for late payment of such an income tax or franchise tax. If any such obligation is imposed upon Borrower with respect to any amount payable by it hereunder or under an of the other Loan Documents, Borrower will pay to the Agent on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in dollars as shall be necessary to enable a Lender to receive the same net amount which such Lender would have received on such due date had no such obligation been imposed upon Borrower. Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by Borrower hereunder or under such other Loan Document.

         (b) If Borrower, the Agent, any Lender or any other Person is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding (which deduction or withholding would constitute an Indemnified Tax) from any amount required to be paid by any Borrower to or on behalf of the Agent or any Lender under any Loan Document, (i) such Borrower shall pay such Indemnified Tax before the date on which penalties attach thereto, such payment to be made for its own account (if the liability to pay is imposed on such Borrower) or on behalf of and in the name of the Agent or any Lender (if the liability is imposed on Lender, and (ii) the sum payable to the Agent or such Lender shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Agent or such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

         (c) Each Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents (collectively, the "Other Taxes").

         (d) Within 30 days after the request therefor by the Agent or any Lender in connection with any payment of Indemnified Taxes or Other Taxes, each Borrower will furnish to the Agent or such Lender the original or certified copy of an official receipt from the jurisdiction to which payment is made evidencing payment thereof or, in unavailable, a certificate from its chief financial officer or president that states that such payment has been made and that sets forth the date and amount of such payment.

         (e) Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in is reasonable judgement, be otherwise disadvantageous to such Lender.

         (f) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
Section 2.8 shall survive the payment in full of principal and interest hereunder.

         (g) If requested by Borrower, the Agent shall use its best efforts to provide Borrower with such IRS forms as are reasonably necessary for Borrower to fulfill its obligations hereunder, but the failure of the Agent to provide such forms shall not in any way relieve or postpone Borrower's obligations hereunder.

         Section 2.10 Computations. All computations of interest on the Loans and of fees or other charges shall be based on a 360-day year and paid for the actual number of days elapsed.

         Section 2.11 Additional Payments. If any present or future applicable law, statute, rule or regulation thereunder or any interpretation thereof by any competent court or by any Governmental Authority charged with the administration or the interpretation thereof, or any request, directive, instruction or notice at any time or from time to time hereafter made upon or otherwise issued to the Agent or any Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

         (a) subject the Agent or any Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, any Letters of Credit, the Commitment or the Loans (other than taxes based upon or measured by the income or profits of the Agent or such Lender), or

         (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Agent or any Lender of the principal of or the interest on any Loans or any other amounts payable to the Agent or such Lender under this Agreement or any of the other Loan Documents, or

         (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of the Agent or any Lender, or

         (d) impose on the Agent or any Lender any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, any Letters of Credit, the Commitment or any class of loans, letters of credit or commitments of which any of the Loans, any Letters of Credit or the Commitment forms a part, and the result of any of the foregoing is

                (i) to increase the cost to the Agent or such Lender of making, funding, issuing, renewing, extending or maintaining the Loans, any Letters of Credit or the Commitment; or

                (ii) to reduce the amount of principal, interest, or other amount payable to the Agent or such Lender hereunder on account of the Loans, any Letters of Credit or the Commitment; or

                (iii) to require the Agent or such Lender to make any payment or to forego any interest or fee or other sum payable hereunder, the amount of which payment of foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Agent or such Lender from Borrower hereunder, then, and in each such case, Borrower will, upon demand made by the Agent or such Lender at any time and from time to time and as often as the occasion therefor may arise, pay to the Agent or such Lender such additional amounts as will be sufficient to compensate the Agent or such Lender for such additional cost, reduction, payment, foregone interest or other sum.

     Section 2.12 Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by the Agent or any Lender or any corporation controlling the Agent or such Lender and the Agent or such Lender determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Agent or such Lender's commitment with respect to the Loans, then the Agent or such Lender may notify Borrower of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Prime Rate or LIBOR, Borrower and the Agent or such Lender shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which Borrower receives such notice, an adjustment payable hereunder that will adequately compensate the Agent or such Lender in light of these circumstances. If Borrower and the Agent or such Lender are unable to agree to such adjustment within thirty (30) days of the date on which Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the amounts payable hereunder shall increase by an amount that will, in the Agent or such Lender's reasonable determination, provide adequate compensation. The Agent or such Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

     Section 2.13 Certificate; Protection. A certificate setting forth any additional amounts payable pursuant to Sections 2.11 or 2.12 and a brief explanation of such amounts which are due, submitted by the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing. The protection of Sections 2.11 or 2.12 shall be available to the Agent and each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement guideline or other change or condition which shall have been imposed or shall have occurred.

     Section 2.14 Obligations Absolute. The obligations of Borrower under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other agreement or instrument under all circumstances, and irrespective of, the following circumstances:

     (a) any lack of validity or enforceability of all or any portion of this Agreement or any other agreement or any instrument relating hereto;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Borrower;


     (c) the existence of any claim, setoff, defense or other right that Borrower may have; or

     (d) any amendment or waiver of or consent to departure from any of the Loan Documents, or all or any of the obligations of Borrower in respect of the Loans or this Agreement.

     C.  ADDITIONAL CLAUSES FOR LIBOR RATE ADVANCES

     Section 2.15 Notice. In the event the Agent determines that by reason of circumstances affecting the inter-bank Eurodollar market, adequate and reasonable means do not exist for determining LIBOR or that the eurodollar deposits in the relevant amount and for the relevant maturity are not available to the Agent in the inter-bank eurodollar market, with respect to a proposed LIBOR Rate Advance, the Agent shall give the Borrower prompt notice to such determination. If such notice is given, then (a) any requested LIBOR Rate Advance shall be made as a Prime Rate Advance, unless the Borrower gives the Agent one (1) Business Day's prior written notice that its request for such borrowing is canceled; (b) any Prime Rate Advance which was to have been converted to a LIBOR Rate Advance shall be continued as a Prime Rate Advance; and (c) any outstanding LIBOR Rate Advance shall be converted to a Prime Rate Advance on the last Business Day of the then current Interest Period for such LIBOR Rate Advance. Until such notice has been withdrawn, the Agent shall have no obligation to make LIBOR Rate Advances or maintain outstanding LIBOR Rate Advances and the Borrower shall not have the right to convert Prime Rate Advances to LIBOR Rate Advances.

     Section 2.16 Invalidity; Enforceability. Notwithstanding any other provision of this Agreement, if, after the date of this Agreement, any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain any LIBOR Rate Advance in dollars or in an Alternative Currency, the obligation of such Lender hereunder to make or maintain such LIBOR Rate Advance shall forthwith be suspended for the duration of such illegality and the Borrower shall, if any such Advance is outstanding promptly, upon request from such Lender, convert such advance to another Type of Advance. If any such payment is made on a day that is not the last Business Day of the then current Interest Period applicable to such Advance, the Borrower shall pay such Lender, upon such Lender's request, such amount or amounts as may be necessary to compensate such Lender for any loss or expense sustained or incurred by such Lender in respect of such advance as a result of any such payment, in accordance with Section 2.19.

     Section 2.16A Currency Equivalents. For purposes of the provisions of this
Article 2, (i) the equivalent in dollars of any Alternative Currency shall be determined by using the quoted spot rate at which the Agent's Head Office offers to exchange dollars for such Alternative Currency in London at 11:00 a.m. (London time) two Business Days prior to the date on which such equivalent is to be determined, (ii) the equivalent in any Alternative Currency of any other Alternative Currency shall be determined by using the quoted spot rate at which the Agent's Head Office offers to exchange such Alternative Currency for the equivalent in dollars of such other Alternative Currency in London at 11:00 a.m. (London time) two Business Days prior to the date on which such equivalent is to be determined, and (iii) the equivalent in any Alternative Currency of dollars shall be determined by using the quoted spot rate at which the Agent's Head

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

Office offers to exchange such Alternative Currency for dollars in London at 11:00 a.m. (London time) two Business Days prior to the date on which such equivalent is to be determined."

     Section 2.16B. Continuity of Contract. Neither the introduction of the Euro, nor the substitution of the national currencies of the member states participating in the European Monetary Union nor the fixing of the official conversion rate, nor any economic consequences that arise in connection the European Monetary Union or from any of the aforementioned events shall cause this Loan Agreement to terminate or give rise to any right to terminate prematurely, contest, cancel, rescind, modify or otherwise negotiate or alter this Loan Agreement or any of its provisions, or to raise any other objections and/or exceptions or to assert any claims for compensation under or in connection with this Loan Agreement.

     Section 2.16C. Euro Amendments. Upon the implementation of a change in any currency in which the Borrower is permitted to request loans under this Loan Agreement, this Loan Agreement, including without limitation, the definition of LIBOR contained herein, will be amended to the extent determined by the Agent, acting reasonably and in consultation with the Borrower, to be necessary to reflect the change in currency and to put the Agent, each Lender and the Borrower in the same position, so far as possible, that they would have been in if no change in currency had occurred. The Borrower hereby agrees to execute and deliver to the Agent such amendments to this Loan Agreement as the Lender may reasonably request in order to carry out the intent of this Section 2.16C.

     Section 2.16D. Euro Indemnity. The Borrower agrees, at the request of the Agent, to compensate the Agent and each Lender for any reasonable loss, cost, expense or reduction in return that shall be incurred or sustained by the Agent or any Lender as a result of the implementation of a single currency under the European Monetary Union, that would not have been incurred or sustained but for the transactions provided for herein and that, to the extent that such loss, cost, expense or reduction is of a type generally applicable to extensions of credit similar to the extensions of credit hereunder, is generally being requested from borrowers subject to similar provisions. A certificate of any Lender (x) setting forth the amount or amounts necessary to compensate such Lender, (y) describing the nature of the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) setting forth a reasonably detailed explanation of the calculation thereof shall be delivered to the Borrower an shall be conclusive absent manifest error. The Borrower shall pay to such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     D.  MISCELLANEOUS

     Section 2.17 Use of Proceeds. The proceeds of the Revolving Loans made hereunder shall be used by Borrower for Borrower's short term working capital requirements. The proceeds of the BV Loans made hereunder shall be used for the short term working capital requirements of BV and Q.E.P. The proceeds of the 2002 Term Loan will be used to refinance existing term indebtedness of Borrower to FCC and for general corporate purposes. The proceeds of the 2003 Term Loan shall be used to refinance the subordinate debt in favor of The HillStreet Fund, L.P. The proceeds of the Mortgage Loan will be used to refinance existing mortgage debt of Borrower in favor of a third party lender. Borrower will not, directly or indirectly, use any part of the proceeds of any of the Loans for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

     Section 2.18 Termination. The Commitment shall be automatically terminated on the applicable Maturity Date.

     Section 2.19 Indemnification. Borrower agrees to indemnify the Agent and each Lender and to hold the Agent and each Lender harmless from any loss or expense which the Agent and each Lender may sustain or incur as a consequence of
(a) default by Borrower in payment when due of the principal amount of, or interest on, any LIBOR Rate Advance, (b) default by Borrower in making a borrowing of, conversion into or continuation of LIBOR Rate Advance after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by Borrower by making any prepayment of LIBOR Rate Advances other than in accordance with the provisions of Section 2.1(d) , 2.1A(d), 2.1B(d), 2.2(d), 2.2A(d) or 2.2B(e) hereof, or (d) the making of a payment, prepayment or conversion of LIBOR Rate Advances on a day which is not the last Business Day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment or repayment of funds obtained by the Agent or any Lender or from fees payable to terminate the deposits from which funds were obtained. The provisions of this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     Section 2.20 Cross-Termination. In the event that Borrower pays or prepays any Revolving Loan in full on or prior to its respective Maturity Date and terminates the Commitment with respect thereto, Borrower shall (i) simultaneously prepay all of the Loans in full together with all accrued but unpaid interest thereon to the date of such prepayment, together with any applicable Make-Whole Premium and other amounts including, without limitation, unpaid Reimbursement Obligations, due hereunder or under the Notes, and (ii) if on the date of such payment any Letter of Credit is outstanding, Borrower shall pay an amount to the Agent for the ratable benefit of the Lenders equal to the Available Amount under such Letter of Credit on such date as cash collateral for such Letter of Credit.

     Section 2.21 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.15 or 2.16 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.21 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.15 or 2.16.

     Section 2.22 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 2.11, 2.12, 2.15 or 2.16 with respect to any Lender which results in such Lender charging to the Borrower increased costs materially in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 11.1, the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Agent, provided that (i) at the time of any replacement pursuant to this Section 2.22, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 11.4 (and with all fees payable pursuant to said
Section 11.4 to be paid by the Borrower and/or the Replacement Lender (as may be agreed to at such time by and between the Borrower and the Replacement Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all Unpaid Reimbursement Obligations that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (III) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender, and (y) if the Replaced Lender has a Revolving Loan Commitment which is being replaced, the Issuing Lender an amount equal to such Replaced Lender's percentage of any Unpaid Reimbursement Obligations (which at such time remains an Unpaid Reimbursement Obligation) to the extent such amount was not theretofore funded by such Replaced Lender to the Issuing Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and, unless the Replaced Lender is being replaced with respect to less than all of the tranches in which it participates, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender.

     E.  LETTERS OF CREDIT

     Section 2.23 Letters of Credit.

     (a) General. Subject to the terms and conditions contained in this Agreement and in the other Loan Documents, the Borrower may from time to time while the Commitment remains in effect, request the issuance, amendment, renewal or extension by the Issuing Lender of one or more Letters of Credit for the account of Borrower up to an aggregate maximum Available Amount at any time outstanding of $3,000,000.00. A Letter of Credit shall be issued, amended, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extensions, the sum of (1) the aggregate outstanding principal amount of all Revolving Advances plus (2) the Available Amount, plus (3) any unpaid Reimbursement Obligations does not exceed the Credit Availability.

     (b) Request. In order to request the issuance, amendment, renewal or extension of a Letter of Credit, Borrower shall deliver to the Issuing Lender, with a copy to the Agent, a letter of credit application on the Issuing Lender's then customary form (the "Letter of Credit Application"), completed by Borrower, the terms of which are hereby incorporated by reference.

     (c) Form. Each Letter of Credit shall, among other things, (1) be on the Issuing Lender's then customary form, (2) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (3) be subject to, in the case of Standby Letters of Credit, the International Standby Practices (ISP98, ICC Publication No. 590) and, in the case of all other Letters of Credit, the Uniform Customs and Practice for Documentary Credits (ICC Publication No. 500) and, to the extent not inconsistent therewith, the laws of the State of Connecticut.

     (d) Expiry Dates. Each Letter of Credit shall have an expiry date of the earlier of the date which is one (1) year after the issuance of such Standby Letter of Credit and the date that is fourteen (14) Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

     (e) Reimbursement Obligation. In order to induce the Issuing Lender to issue, extend or renew the Letters of Credit, Borrower hereby agrees and promises to reimburse or pay to the Issuing Bank, with respect to each Letter of Credit issued, extended or renewed hereunder, on each date that any draft or demand presented or made under such Letter of Credit is honored by the Issuing Bank, or on which the Issuing Lender otherwise makes a payment with respect thereto, (i) the amount paid by the Issuing Lender under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Lender in connection with any payment made by the Issuing Lender under, or with respect to, such Letter of Credit (collectively, the "Reimbursement Obligations"). Unpaid Reimbursement Obligations shall bear interest at a per annum rate equal to the Default Rate.

     (f) Letter of Credit Fees. In the event that the Lender issues, extends or renews any Letters of Credit for the account of the Borrower (whether collectively or individually), the Borrower shall pay to the Issuing Lender on the date of such issuance, extension of renewal and on each anniversary date thereof, a fee of one and one-half percent (1.5%) per annum on the face amount of such letter of credit. The Borrower shall also pay the Issuing Lender's usual and customary administration and negotiation fees with respect to such letter of credit.

     (g) Obligations Unconditional. The obligations of Borrower under Section 2.23(e) and Section 2.23(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with this Agreement, under any and all circumstances and irrespective of: (1) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein; (2) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;
(3) the existence of any
dispute, claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, against the Issuing Lender, the Agent or any Lender or against any other person whatsoever, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction; (4) any draft or other document presented under a Letter of Credit or any endorsement thereon proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (5) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; (6) any error, omission, interruption or delay in any transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; and (7) any other act or omission to act or delay of any kind of the Issuing Lender, the Agent, or any Lender or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this subsection, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

     Borrower agrees that any action taken or omitted by the Issuing Lender, the Agent or any Lender under or in connection with any Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon Borrower and shall not result in any liability on the part of the Issuing Lender, the Agent or any Lender to Borrower. It is understood that the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct, gross negligence or bad faith of or by the Issuing Lender.

     (h) Reliance by the Issuing Lender. The Issuing Lender shall be entitled to rely and shall be fully protected in relying upon (without responsibility for further investigation), any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Lender.

     (i) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Agent thereof and of the amount to be deposited, deposit in an account with the Agent an amount in cash equal to the Available

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

Amount as of such date. Such deposit shall be held by the Agent as collateral for the payment and performance of all Reimbursement Obligations then arising or which in the future arise for any and all outstanding Letters of Credit. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall not bear interest. Moneys in such account shall automatically be applied by the Agent from time to time to any Reimbursement Obligations for which the Issuing Lender has not otherwise been reimbursed, or, at the Agent's sole discretion, if the maturity of the Loans has been accelerated, to satisfy any other Obligations. If the Borrower is required to provide an amount of cash collateral under this subsection as a result of the occurrence of an Event of Default, such amount shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

         (j) Notwithstanding anything in this Agreement to the contrary, no Letters of Credit shall be issued, extended or renewed for the account of BV.

         Section 2.24  Letter of Credit Participations.

         (a) Immediately upon the issuance by the Issuing Lender of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each such Lender (in its capacity under this Section 2.02, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Revolving Loan Commitment percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Lenders, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Reimbursement Obligations relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.24 to reflect the new Revolving Loan Commitment percentages of the assignor and assignee Lender, as the case may be.

         (b) In determining whether to pay under any Letter of Credit, the Issuing Lender shall not have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any Affiliate of the Borrower, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of the Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

         (c) In the event that Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.23, the Issuing Lender shall promptly notify the Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's Revolving Loan

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

Commitment Percentage of such unreimbursed payment in lawful money of the United States in immediately available funds. If the Agent so notifies, prior to 12:00 Noon (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Lender in lawful money of the United States in immediately available funds such Participant's Revolving Loan Commitment percentage of the amount of such payment on such Business Day. If and to the extent such Participant shall not have so made its Revolving Loan commitment percentage of the amount of such payment available to such Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three (3) days and at the interest rate applicable to Revolving Loans that are maintained Prime Rate Advances for each day thereafter. The failure of any Participant to make available to the Issuing Lender its Revolving Loan Commitment percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Lender its Revolving Loan Commitment percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Issuing Lender such other Participant's Revolving Loan Commitment percentage of any such payment.

         (d) Whenever the Issuing Lender receives a payment of a Reimbursement Obligation as to which it has received any payments from the Participants pursuant to clause (c) above, the Issuing Lender shall pay to each such Participant which has paid its Revolving Loan Commitment percentage thereof, in lawful money of the United States in immediately available funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

         (e) Upon the request of any Participant, the Agent shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

         (f) The obligations of the Participants to make payments to the Issuing Lender with respect to Letters of Credit shall be irrevocable and not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

               (ii) the existence of any claim, setoff, defense or other right which the Borrowers or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated

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

         herein or any unrelated transactions (including any underlying transaction between Borrower or any Subsidiary of Borrower and the beneficiary named in any such Letter of Credit);

               (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

               (v)     the occurrence of any Default or Event of Default.

         Section 2.25 Excess Cash Flow Recapture. So long as there is any principal amount outstanding under the 2003 Term Note, Borrower shall, commencing with the fiscal year ending February 29, 2004, pay Lender twenty-five percent (25%) of the amount of Excess Cash Flow for the such fiscal year annually upon the sooner to occur of (i) thirty (30) days of the delivery of Borrower's audited financial statements for such fiscal year and (ii) the end of the applicable Interest Period. Borrower may elect to make such payment at the end of the applicable Interest Period notwithstanding that such date may be greater than thirty (30) days after the delivery of Borrower's audited financial statements for such fiscal year, provided Borrower maintains a cash reserve with Lender equal to the amount of such payment. Such payment shall be allocated to payment of the principal of the 2003 Term Loan, in the inverse order of maturity.

                                    ARTICLE 3

                              CONDITIONS PRECEDENT

         Section 3.1 Conditions Precedent to Effectiveness. The effectiveness of this Agreement and the obligations of the Lenders to make the Loans shall be subject to the prior satisfaction of each of the following conditions:

         (a) Lender shall have received each of the following, in form and substance satisfactory to Lender and its counsel:

               (1) This Agreement and the Notes, duly executed and delivered by Borrower;

               (2) (i) Copies of the existing UCC-1 Financing Statements duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Lender, desirable to perfect the security interest created by the Security Agreement; (ii) copies of all jurisdictions referred to in clause (i) above, including the Financing Statements filed by the Lender against Borrower, indicating that, no Person other than the Lender has a Lien on any of the Collateral; and
         (iii) copies of all of the UCC-1 financing statements (and, where applicable, related Form UCC-3s) on file with respect to Borrower, as of dates acceptable to Lender, in all jurisdictions in which Collateral is or

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

         may be located, indicating that no Person other than the Lender has a Lien on any of the Collateral, or with respect to any Liens other than those of Lender, Form UCC-3s in form and substance satisfactory to Lender, duly executed by the holders of such Liens, terminating all such Liens;

               (3) The Amendment Agreement, duly executed and delivered by Borrower.

               (4) Copies of all corporate action taken by each Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement, certified as of the date of this Agreement by the Secretary of such Borrower;

               (5) A certificate, dated as of the date of this Agreement, of the Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign the Loan Documents to which such Borrower is a party and the other documents to be delivered by such Borrower under this Agreement;

               (6) A favorable opinion or opinions of independent counsel for Borrower, satisfactory to Lender, dated the date of this Agreement;

               (7) Such agreements and instruments as the Agent may deem necessary in connection with the grant by Borrower to the Agent of a Lien on, and the collateral assignment of, the deposit accounts of Borrower pursuant to the Security Agreement;

               (8) Certificates of insurance and copies of insurance policies evidencing compliance with the insurance requirements of this Agreement;

               (9) The certificate of incorporation (certified by the Secretary of the State or equivalent official of such Borrower's jurisdiction of organization) and bylaws of each Borrower;

               (10) A Certificate of Good Standing issued by the Secretary of the State of its jurisdiction of organization and each state in which it is qualified to do business evidencing that each Borrower is a domestic or, as applicable, foreign corporation in good standing in such jurisdiction;

               (11) Due diligence from Borrower in form and substance satisfactory to the Agent;

               (12) A Certificate by Officers of each Borrower or such other due diligence evidence for each Borrower in form and substance satisfactory to the Agent;

               (13) A Borrowing Base Certificate of Borrower dated the date of this Agreement;

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

               (14) Satisfactory completion of the Agent's customary due diligence, including but not limited to an independent audit of Borrower's Eligible Accounts Receivable and Eligible Inventory;

               (15) Receipt of the February 28, 2002 year end financial statements for Borrower;

               (16) An amendment fee of $20,000 in immediately available funds;

               (17) All other documents, instruments and agreements that the Agent shall reasonably require in connection with this Agreement.

         (b) All representations and warranties contained in this Agreement shall be true and correct in all material respects.

         Section 3.2 Conditions Precedent to All Advances, Etc.. The obligation of the Lenders to make each Revolving Advance or BV Advance (including the initial Revolving Advance or BV Advance) and to issue, extend or renew any Letter of Credit, shall be at the Agent's discretion and, in addition, shall be subject to the prior satisfaction of each of the following additional conditions:

         (a) On the Drawdown Date of each Revolving Advance or the date on which a Letter of Credit is issued, extended or renewed, the following statements shall be true, and each request by Borrower for a Revolving Advance, and each Letter of Credit Application shall be deemed to be a representation and warranty by Borrower that:

               (1) The representations and warranties contained in Article 4 of this Agreement and contained in each of the other Loan Documents containing representations and warranties are correct on and as of the date of each Revolving Advance or BV Advance or such issuance, extension or renewal as though made on and as of such date (except representations and warranties which specifically state a reference date therein); and

               (2) No Default or Event of Default has occurred and is continuing, or would result from or after giving effect to such Revolving Advance or BV Advanced or such issuance, extension or renewal; and

         (b) At the time of each Advance or such issuance, extension or renewal, the sum of (i) in the case of Revolving Advances (1) the aggregate outstanding principal amount of all Revolving Advances plus (2) the Available Amount plus (3) all unpaid Reimbursement Obligations and (ii) in the case of BV Advances, the aggregate outstanding principal amount of all BV Advances, in each case, does not exceed the Credit Availability.

         Section 3.3 Condition Precedent to the 2003 Term Loan. The obligation of the Lender to make the 2003 Term Loan shall be subject to the prior satisfaction of each of the following additional conditions:

          (a) Borrower shall have achieved a minimum proforma Fixed Charge Coverage Ratio of not less than 1.3:1 (i) for the fiscal year ended February 28, 2003 if the Drawdown Date of the 2003 Term Loan occurs during May 2003, and (ii) for the twelve (12) months immediately preceding such Drawdown Date if the Drawdown Date of the 2003 Term Loan occurs between June 1, 2003 and May 31, 2004.

          (b) On the Drawdown Date of the 2003 Term Loan, no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such 2003 Term Loan;

          (c) The Agent shall have received the 2003 Term Note and a Guaranty of Lewis Gould, each in form and substance satisfactory to the Agent; and

          (d) Borrower shall have on such Drawdown Date a Credit Availability with respect to the Revolving Loan (excluding the BV Loan) of not less than $750,000.

     Section 3.4 Condition Precedent to the Mortgage Loan. The obligation of the Lender to make the Mortgage Loan shall be subject to the prior satisfaction of the following additional condition: Borrower shall provide Agent with (i) an as-built appraisal and results of environmental testing of the Canadian Property, and (ii) a mortgage and such other documents as are typically provided in such transactions, in each case satisfactory to the Agent in form and substance.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     To induce the Agent and each Lender to enter into this Agreement, each Borrower represents and warrants to the Agent and each Lender that:

     Section 4.1 Incorporation, Good Standing, and Due Qualification. Borrower and each of its Subsidiaries: (a) is a corporation duly organized, validly existing, and in good standing under the jurisdiction of its organization; (b) has all power and authority necessary to own its properties and to carry on the business in which it is now engaged or proposed to be engaged; and (c) is duly qualified and in good standing as a foreign corporation under the laws of each other jurisdiction in which such qualification is required except where the failure to so qualify shall not have a Material Adverse Effect.

     Section 4.2 Corporate Power and Authority. The execution and delivery by Borrower of the Loan Documents and the performance by Borrower of the Loan Documents, and the borrowings hereunder, are within the powers of Borrower and have been duly authorized by all necessary corporate and, if required, shareholder action, and do not and will not (a) violate (i) the certificate of incorporation or other constitutive documents or bylaws of Borrower or any of its Subsidiaries, or (ii) any provision of any law, rule, regulation (including, without limitation,

Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower, or (b) be in conflict with, result in a breach of or constitute (along or with notice or lapse of time or both) a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which Borrower or its properties may be bound or affected, or (c) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Borrower or any of its Subsidiaries.

     Section 4.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when executed and delivered will be, legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

     Section 4.4  Financial Statements and Condition; Full Disclosure.

     (a) Borrower has submitted to Lender various financial statements and information, including, without limitation, its annual audited financial statements for the fiscal year ended February 28, 2002 and its Forms 10-Q for the fiscal quarters ended May 31, 2002 and August 31, 2002, and Borrower represents that all of said financial information is true and correct in all material respects; such financial information fairly presents the financial condition and the results of operations of Borrower as of the dates thereof and for the periods indicated therein; that such financial statements disclose all material liabilities, direct or contingent of the Borrower as of the dates hereof and the periods indicated; that such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently maintained throughout the periods involved; and that, as of the date of said financial information submitted, there were no material unrealized or anticipated losses from any unfavorable commitments of Borrower; and that there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise of Borrower from that set forth in said financial statements.

     (b) Borrower is, and on the Drawdown Date of each Revolving Advance and the date of issuance, extension or renewal of each Letter of Credit will be, Solvent.

     (c) Except as set forth in Schedule 4.4, upon consummation of the transactions contemplated under the Loan Documents, Borrower will not have any outstanding Debt other than the obligations and indebtedness under this Agreement and trade debt incurred in the ordinary course of business.

     (d) Neither this Agreement nor any written information, exhibit, report, document, or certificate furnished to Lender by or on behalf of the Borrower in connection with this Agreement contained or contains any material misstatement of fact or omitted or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. There is no fact known to Borrower that materially adversely affects or that, insofar as the Borrower can now reasonably foresee, may materially adversely affect, the condition, financial or otherwise, operations, properties, or prospects of Borrower or the ability of Borrower to carry out their obligations under any of the Loan Documents to which it is or will be a party.

     Section 4.5 Other Agreements; No Default. Borrower has no material contracts, agreements, leases or commitments which have not been previously disclosed to Lender. Borrower is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any contract, agreement, lease or instrument to which Borrower is a party to the extent that such default would have a Material Adverse Effect. Borrower enjoys peaceful and undisturbed possession under all leases to which it is a party.

     Section 4.6 Litigation. Except as set forth in Schedule 4.6, there is no pending or, to Borrower's officers', directors', or key employees' knowledge, threatened action, suit or proceeding before any court, Governmental Authority, board of arbitration, or arbitrator against Borrower or for or on behalf of Borrower or in which Borrower or any of its properties or assets is or may otherwise become involved which may, in any one case or in the aggregate have a Material Adverse Effect nor is there any basis therefor. Except as set forth in
Schedule 4.6, Borrower has not received any summons, citation, directive, letter, or other communication from any Governmental Authority concerning any intentional or unintentional violation or alleged violation of any Environmental Laws.

     Section 4.7 No Defaults on Outstanding Judgments or Orders. Borrower is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any Governmental Authority which may, in any one case or in the aggregate have a Material Adverse Effect.

     Section 4.8 Ownership and Liens. Except as set forth on Schedule 4.8, Borrower has good and marketable title to all of its assets and none of its assets is subject to any security interest or lien except in favor of Lender.

     Section 4.9 Subsidiaries. Borrower has no Subsidiaries other than as set forth in Schedule 4.9. None of Borrower's non-domestic Subsidiaries (excluding those set forth in Schedule 4.9) have a net worth of greater than $10,000.00.

     Section 4.10 Operation of Business. Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any rights of others with respect to any of the foregoing except where the failure to possess such licenses or any such violation would not cause a Material Adverse Effect. Nothing has come to the attention of Borrower's officers, directors or key employees to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by it in connection with such business may infringe any patent, trademark, service marks, trade name, copyright, license or other right owned by any other Person or (ii) there is pending or threatened any claim or litigation against or affecting it contesting its right to sell or use any such product, process, method, substance, part or other material where such claim or litigation, if decided adversely to Borrower, would have a Material Adverse Effect.

     Section 4.11 Taxes. Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.

     Section 4.12 Debt. Set forth in Schedule 4.4 hereto is a complete and correct list of all Debt of Borrower. The maximum principal or face amounts of the obligations set forth, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

     Section 4.13 Capital Stock. All of the outstanding shares of stock of Borrower and its Subsidiaries have been duly authorized and are validly issued, fully paid, and non-assessable, are not subject to any right or claim of rescission, and have been offered, sold and issued by Borrower and its Subsidiaries in compliance with all applicable federal and state securities laws and are owned as more particularly set forth in Schedule 4.13, in each case free and clear of all liens, pledges, charges or other encumbrances except in favor of the Agent.

     Section 4.14 Margin Securities. None of the advances of any Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve system (the "Federal Reserve Board"), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security, or for any other purpose which might cause any of such advances and other financial accommodations under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U, or X of the Federal Reserve Board. None of Borrower's assets and none of the Collateral constitute margin securities. Borrower will neither take, nor permit any agent acting on its behalf to take, any action which might cause any transaction or obligation, or right created by this Agreement, or any document or instrument delivered pursuant hereto, to violate any regulation of the Federal Reserve Board.

     Section 4.15 Fiscal Year. The fiscal year of Borrower for financial accounting purposes ends on February 28 of each calendar year.

     Section 4.16 No Broker's Fees, et Borrower is not obligated to pay any brokerage commissions, finder's fees, appraisal fees, or investment banking fees in connection with the transactions contemplated by this Agreement.

     Section 4.17 Governmental Consents and Regulatory Approvals. Borrower has obtained all consents, licenses, and other approvals from all governmental authorities required in connection with the execution, delivery, and performance by Borrower of the Loan Documents and the transactions contemplated thereby.

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

     Section 4.18 Eligible Accounts Receivable. Each Receivable that Borrower represents or warrants the Agent to be an Eligible Account Receivable in each Borrowing Base Certificate or other certification delivered by Borrower to the Agent pursuant to this Agreement will be, as of the date so certified, an Eligible Account Receivable unless the Agent shall in its sole discretion determine such Receivable to be ineligible.

     Section 4.19 Eligible Inventory. All Inventory that Borrower represents or warrants to the Agent to be Eligible Inventory in each Borrowing Base Certificate or other certification delivered by Borrower to the Agent pursuant to this Agreement will be, as of the date so certified, Eligible Inventory unless the Agent shall in its sole discretion determine such Inventory to be ineligible.

     Section 4.20 Environmental Compliance. Except as set forth in (i) a certain Environmental Site Assessment Update, Roberts Consolidated Industries, 2501 Lake View Drive, Mexico, Missouri 65265 dated September, 1997; (ii) a certain Environmental Site Assessment Update, Roberts Consolidated Industries, 600 North Baldwin Park Boulevard, City of Industry, California 91749 dated September, 1997; (iii) a certain Environmental Compliance Review, Roberts Consolidated Industries, 2501 Lake View Drive, Mexico, Missouri 65265 dated September, 1997;
(iv) a certain Environmental Compliance Review, Roberts Company Canada Limited, 2070 Steeles Avenue, Brampton, Ontario dated September, 1997; and (v) a certain Environmental Site Assessment Update, Roberts Company Canada Limited, 2070 Steeles Avenue, Brampton, Ontario dated September, 1997, and (ii) Schedule 4.20:

     (a) the Property and the current and anticipated use thereof materially comply with all Environmental Laws and all other laws, ordinances or regulations pertaining to the use and operation of such premises;

     (b) to the best of Borrower's knowledge, no Release of any Contaminants has occurred or is now occurring upon the Property; and

     (c) neither Borrower nor the Property has been, are now or are threatened to be the subject of any Enforcement Action.

     Section 4.21 Compliance with Laws. Borrower is not in violation of any laws, ordinances, rules or regulations applicable to it, of all federal, state or municipal governmental authorities, instrumentalities or agencies including, without limitation, ERISA, the United States Occupational Safety and Health Act of 1970, as amended, all federal, state, county and municipal laws, ordinances, rules and regulations relating to the environment, as such may be amended, where such violation would have a Material Adverse Effect.

     Section 4.22 Events of Default. No Default or Event of Default has occurred and is continuing.

     Section 4.23 Labor Disputes and Acts of God. The business and properties of Borrower have not been affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) which may, in any one case or in the aggregate have a Material Adverse Effect.

     Section 4.24 ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA; and neither Borrower, nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

                                   ARTICLE 5

                             AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that until the Commitment is irrevocably terminated and payment is made in full of the Loans and all of its other obligations hereunder are fully performed, Borrower shall, and shall cause its Subsidiaries to:

     Section 5.1 Maintenance of Existence. Subject to Section 5.16, preserve and maintain its existence in its current form of organization and good standing in the jurisdiction of its organization, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required except where the failure to so qualify shall not have a Material Adverse Effect and except that a Subsidiary may merge or consolidate with any other Subsidiary or with its parent company provided the surviving entity of such merger or consolidation is obligated as a Borrower under this Agreement and the Loan Documents, as applicable.

     Section 5.2 Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all of its financial transactions.

     Section 5.3 Maintenance of Properties. Maintain, keep, and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted except where the failure to so keep and preserve shall not have a Material Adverse Effect.

     Section 5.4 Conduct of Business. Continue to engage in a business of the same general type as conducted and proposed to be conducted by it on the date of this Agreement.

     Section 5.5  Maintenance of Insurance.

     (a) Keep its properties, including without limitation its Inventory, and the Property insured against fire, theft and other hazards (so-called "All Risk" coverage) in amounts and with companies satisfactory to the Agent to the same extent in covering such risks as is customary in the same or a similar business, but in no event in an amount less than the lesser of (i) the total indebtedness or (ii) the amount necessary to avoid any co-insurance penalty, which policy shall name the Agent as loss payee as its interest may appear, (b) maintain public liability coverage against claims for personal injuries, death or property damage in an amount deemed reasonable by the Agent, which policy shall name the Agent as an additional insured, and (c) maintain all worker's compensation, employment or similar insurance as may be required by applicable law. Such All Risk property insurance coverage shall provide for a minimum of thirty (30) days' written cancellation notice to the Agent. Borrower agrees to deliver copies of all of the aforesaid insurance policies to the Agent. In the event of any loss or damage to the Collateral, Borrower shall give prompt written notice to the Agent and to its insurers of such loss or damage and shall properly file its proofs of loss with said insurers.

     Section 5.6 Compliance With Laws. Comply in all material respects with all applicable laws, rules, regulations, and orders of Governmental Authorities, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, provided that Borrower may contest any such compliance in good faith upon making adequate reserves in accordance with GAAP for the consequences of any noncompliance.

     Section 5.7 Right of Inspection. At any reasonable time and from time to time, permit the Agent and each Lender or any agent or representative of Lender to examine and make copies of and abstracts from the records, including without limitation computer records, and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances, and accounts of Borrower with any of its or their officers and directors and its independent accountants (who, by this reference, are authorized by Borrower to discuss such matters with the Agent and each Lender or any agent or representative of the Agent and each Lender).

     Section 5.8 Reporting Requirements. Furnish or cause to be furnished to the Agent and each Lender:

     (a)  As soon as available and in any event within one hundred and five
(105) days after the end of each fiscal year, a consolidated and consolidating balance sheet of Borrower and its consolidated subsidiaries as of the end of such year and the related statements of income, operations, retained earnings and cash flows with accompanying footnotes of Borrower and its consolidated subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an unqualified audited report thereon by an independent certified public accountant of national standing acceptable to Lender, which shall state that such financial statement presents fairly the financial condition as at the end of such fiscal year, and the combined results of operations and changes in financial position for such fiscal year, of Borrower and its consolidated subsidiaries in accordance with GAAP.

     (b) Within thirty (30) days after the end of each month, consolidated and consolidating financial statements of Borrower and its consolidated subsidiaries for the period in question and the fiscal year to date and comparing the results of such period and fiscal year to the comparable periods of the immediately preceding fiscal year, prepared and certified as being true, complete and correct by the chief financial officer of Borrower.

     (c) Within forty-five (45) days after the end of each fiscal quarter and each fiscal year, a financial covenant compliance certificate in form and substance satisfactory to Lender, sufficient to verify Borrower's compliance with the financial covenants contained in Section 7 of this Agreement, prepared and certified as being true, complete and correct by the chief financial officer of Borrower.

     (d) On each Drawdown Date or date of issuance, extension or renewal of a Letter of Credit, a collateral update certificate on Lender's then current form and, on a bi-weekly basis as of the 15/th/ and last day of each month, a Borrowing Base Certificate in the Agent's current form (a "Borrowing Base Certificate"), with supporting verification.

     (e) On a monthly basis, within thirty (30) days following the end of each month, (i) a detailed aging of Receivables for each of the Domestic Companies and for BV, and (ii) a detailed accounts payable aging, each in form and substance satisfactory to Lender.

     (f) Promptly upon receipt thereof, and in any event simultaneously with the delivery of the financial statements required by subparagraph 5.8(a) hereof, copies of any reports and management letters submitted to Borrower by independent certified public accountants in connection with the examination of financial statements.

     (g) Within (i) five (5) days subsequent to filing with the Internal Revenue Service and applicable state taxing authorities, copies of federal and state income tax returns of Borrower, and (ii) five (5) days subsequent to filing with the SEC, copies of all Forms 8-K, 10-K and 10-Q filed with the SEC.

     (h) Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority affecting Borrower, which, if determined adversely to Borrower, could have a Material Adverse Effect, and such additional information regarding such actions, suits, and proceedings as Lender may request from time to time.

     (i) Immediately upon the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is being taken or proposed to be taken by Borrower with respect thereto.

     (j) Upon request of the Agent, copies of all reports (including annual reports) and notices which Borrower files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible but not later than ten (10) days after Borrower knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Borrower has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, Borrower will deliver to the Agent and each Lender a certificate of the chief financial officer of Borrower setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action Borrower proposes to take with respect thereto.

     (k) Promptly after the furnishing thereof, copies of any material statement or report furnished to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Agent and each Lender pursuant to any other clause of this Section.

     (l) Not more than thirty (30) days following the end of each fiscal year, financial projections for the next fiscal year, including consolidated balance sheets, income statements, sources and uses of funds and other supporting schedules.

     (m) Such other information respecting the condition or operations, financial or otherwise, of Borrower as the Agent may from time to time reasonably request.

The reports described above shall be in form and detail as shall be satisfactory to the Agent and shall be certified by Borrower's chief financial officer as being true, complete and correct.

     Section 5.9 Eligible Accounts Receivable; Eligible Inventory. Promptly after receiving notice or otherwise becoming aware thereof, notify the Agent in writing that (i) a Receivable that Borrower has represented or warranted to the Agent to be an Eligible Account Receivable has ceased to be an Eligible Account Receivable for any reason other than payment thereof in the ordinary course of business or (ii) any Inventory that Borrower has represented or warranted to the Agent to be Eligible Inventory has ceased to be Eligible Inventory for any reason.

     Section 5.10 Collateral. (a) Preserve the Collateral in good condition and order and not permit it to be abused or misused, (b) not allow any of the Collateral to be affixed to real estate unless such real estate is subject to a Lien in favor of the Agent , (c) upon request of Lender, prepare to deliver all proceeds of the Collateral to the Agent immediately upon receipt in the identical form received without commingling with other property, (d) if an Event of Default has occurred and is continuing, if required by the Agent , notify Account Debtors and obligors that their accounts, instruments, documents, contracts and all of Borrower's rights to receive payments have been assigned to the Agent and shall be paid directly to the Agent , (e) take necessary steps to preserve the liability of Account Debtors, obligors, and secondary parties whose liabilities are part of the Collateral, (f) take any action required by the Agent with reference to the Federal Assignment of Claims Act, (g) allow the Agent to inspect the Collateral and to inspect and copy all records relating to the Collateral, (h) upon the occurrence and continuance of an Event of Default, immediately upon request by the Agent: (A) transfer possession or permit the Agent to take possession of all Collateral; and (B) assign and/or allow the Agent to immediately take possession of all instruments, and documents which are part of the

Collateral, or as to those hereafter acquired, immediately following acquisition, and (i) notify the Agent of any change of location or material adverse change in the condition of any of the Collateral, or of any material adverse change in any fact or circumstance warranted or represented by Borrower herein or furnished to the Agent, or if any Event of Default occurs.

     Section 5.11 Defend Collateral. Defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein and, in the event Lender's security interest in the Collateral, or any part thereof, would be impaired by an adverse decision, allow the Agent to contest or defend any such claim or demand in Borrower's name and pay, upon demand, the Agent 's reasonable costs, charges and expenses, including, without limitation reasonable attorneys' fees in connection therewith.

     Section 5.12 Environmental Covenants. Provide at the expense of Borrower a Phase I environmental site assessment of the Property if an Event of Default shall have occurred and be continuing or the Agent shall have reasonable cause to believe that an actual or threatened violation of an Environmental Law has occurred, is occurring or is about to occur, in each case prepared by an independent environmental consulting or engineering firm acceptable to the Agent in its sole discretion and in each case stating conclusions satisfactory to the Agent in its sole discretion, together with such additional environmental studies, audits, site assessments or remedial or corrective actions as shall be reasonably required by the Agent or recommended by any such Phase I site assessment. Should Borrower fail to commence any such environmental site assessment, study, audit or remedial or corrective action within thirty (30) days of the Agent 's written request, the Agent shall have the right but not the obligation to retain an environmental consultant to perform the same, at Borrower's expense, and all costs and expenses incurred by the Agent in connection therewith shall be payable by Borrower upon demand.

     Section 5.13 Operating Accounts. Maintain at all times all of its operating accounts, including without limitation its checking accounts, with the Agent or a banking subsidiary of Fleet Financial Group.

     Section 5.14 Permitted Acquisitions.

     (a) Subject to the provisions of this Section 5.14 and the requirements contained in the definition of Permitted Acquisition, the Borrower and any of its Subsidiaries may from time to time during the term of this Agreement, effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given the Agent and the Lenders at least ten (10) Business Days' prior written notice of any Permitted Acquisition; (iii the Borrower shall have provided the Agent with calculations evidencing (x) a proforma Fixed Charge Coverage Ratio (based on trailing 12 month Earnings Before Interest, Taxes, Depreciation and Amortization) of not less than 1.5:1 and (y) average Credit Availability for the immediately preceding 90 days of not less than $2,500,000 (iv) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted

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Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (v) the Borrower shall have delivered to the Agent an officer's certificate executed by a senior officer of the Borrower, certifying to the best of his knowledge, that the proposed Permitted Acquisition could not reasonably be expected to result in materially increased tax, ERISA, or any of its Subsidiaries (except such liabilities in amounts reasonable in relation to the size of the Permitted Acquisition and which are not likely, individually or in the aggregate, to (x) cause a subsequent breach of any covenants (financial or otherwise) contained herein or (y) give rise to a Material Adverse Effect), (vi) the Borrower provides to the Agent and the Lenders as soon as available but not later than five (5) Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition; (vii) the Borrower shall have delivered to the Agent an officer's certificate executed by the Chairman or Chief Financial Officer of the Borrower, certifying, to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (viii) and containing the calculations (A) required by the preceding clause (iii), (ix) the aggregate consideration (including, without limitation, cash, assumed debt, Permitted Acquired Debt, capitalized lease obligations and the principal amount of all issued promissory notes including, without limitation, seller notes) payable in connection with proposed Permitted Acquisitions does not exceed $2,000,000 in any fiscal year of Borrower (excluding any cash of the target company and any contingent payouts in connection with such Permitted Acquisition, provided the contingent payout is subject to a subordination agreement satisfactory in form and substance to Lender) and (y) the aggregate consideration paid in connection with the proposed Permitted Acquisition, when combined with the aggregate consideration paid in connection with all other Permitted Acquisitions consummated pursuant to this proviso, does not exceed $3,000,000 (excluding any cash of the target company and any contingent payouts in connection with such Permitted Acquisition, provided the contingent payout is subject to a subordination agreement satisfactory in form and substance to Lender); (x) if any portion of the Debt incurred in connection with such Permitted Acquisition consists of seller notes, the Agent shall have reviewed and approved, prior to the closing of such Permitted Acquisition, the payment terms, structure, and security (if any) for such seller notes and such seller notes shall have been subordinated to the Obligations on terms and conditions and pursuant to subordination agreements satisfactory to the Agent.

     (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interests of any Person, the capital stock or other Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Lenders pursuant to the pledge agreement in form and substance satisfactory to the Agent, provided that in the event the Subsidiary is a foreign corporation, any such pledge will be limited to no more than 66-2/3% of the capital stock of such Subsidiary.

     (c) The Borrower shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by the Agent.

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

     (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications by the Borrower (or by one or more of its officers) pursuant to Section 5.14(a) are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder.

     (e) Any assets acquired pursuant to a Permitted Acquisition which Borrower proposes to include within the Borrowing Base shall, prior to such inclusion, have been audited by the Agent's field examination unit and approved by such unit for inclusion in the Borrowing Base

     Section 5.15 Minimum Availability.. Maintain, at all times, during the period from the Drawdown Date of the 2003 Term Loan through and including, the first anniversary of such Drawdown Date, a Credit Availability with respect to the Revolving Loan (excluding the BV Loan) of not less than $750,000.

                                   ARTICLE 6

                               NEGATIVE COVENANTS

     Borrower covenants and agrees that, without the prior written consent of the Agent, until the Commitment is irrevocably terminated and payment is made in full of the Loans and all its obligations hereunder are fully performed, Borrower shall not, and shall cause its Subsidiaries not to:

     Section 6.1 Liens. Create, incur, assume, or suffer to exist any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

     (a)  Liens in favor of the Agent;

     (b) Liens for taxes or assessments or other government charges or levies not yet due and payable or, if due and payable, Liens for taxes being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP are maintained;

     (c) Liens imposed by law, such as mechanics, materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which do not exceed in the aggregate $50,000.00 and which are not past due for more than thirty (30) days, unless such Liens are being contested in good faith by appropriate proceedings and appropriate cash reserves have been established therefor; and

     (d)  Liens securing Debt permitted under Section 6.2(d) hereof; and

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

     (e) Personal property leases and similar liens and purchase money liens securing the cost of acquisition of assets subject to such liens or security interests not to exceed an aggregate dollar amount of $750,000 during the initial term of the Revolving Loan..

     Section 6.2 Debt. Create, incur, assume, or suffer to exist any recourse or nonrecourse Debt, except:

     (a)  Debt of the Borrower under this Agreement;

     (b) Debt (if any) described in Schedule 4.4, but no renewals, extensions, or refinancings thereof;

     (c) Accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), in each case incurred in the ordinary course of business and paid within the required time, unless contested by the Borrower in good faith and by appropriate proceedings;

     (d) Indebtedness of any Subsidiary of Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed by the Borrower or any Subsidiary of Borrower pursuant to a Permitted Acquisition as a result of a merger or consolidation or the acquisition of an asset securing such Indebtedness) (the "Permitted Acquired Debt"), so long as (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (ii) such Indebtedness does not constitute debt for borrowed money (except to the extent such Indebtedness cannot be repaid in accordance with its terms at the time of its assumption pursuant to such Permitted Acquisition, it being understood and agreed that capitalized lease obligations shall not constitute debt for borrowed money for purposes of this clause (ii) and (iii) at the time of such Permitted Acquisition, such Indebtedness does not exceed 25% of the total value of the assets of the Subsidiary so acquired, or of the assets so acquired, as the case may be;

     (e) Interest rate protection agreements required or permitted under this Agreement; and

     (f) Unsecured Debt in an amount not to exceed an aggregate dollar amount of $500,000 during the initial term of the Revolving Loan, such Debt to be on terms and conditions satisfactory to the Agent.

     Section 6.3 Mergers, Etc Merge or consolidate with, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, except that a Subsidiary may merge or consolidate with any other Subsidiary or with its parent company provided the surviving entity of such merger or consolidation is obligated as a Borrower under this Agreement and the Loan Documents, as applicable.

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     Section 6.4  Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any real or personal property, except (a) leases existing on the date of this Agreement as set forth in
Schedule 6.4 and any extensions or renewals thereof and (b) operating leases in an aggregate amount not to exceed $500,000.00 at any time.

     Section 6.5 Sale and Leaseback. Sell, transfer, or otherwise dispose of any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

     Section 6.6 Restricted Payments. Except as set forth on Schedule 6.6, pay, make or declare any Restricted Payment, except (i) payments to The HillStreet Fund, L.P. expressly permitted by the Intercreditor Agreement, and (ii) unless an Event of Default shall have occurred and be continuing, or would occur after giving effect to any such payment, payments to Susan Gould in connection with the repurchase of shares of the Borrower's common stock which she holds, as approved by Borrower's Board of Directors in May 1998.

     Section 6.7 Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of any of its now owned or hereafter acquired assets except: (a) for Inventory disposed of in the ordinary course of business; and (b) the sale or other disposition of assets no longer used or useful in the conduct of its business.

     Section 6.8 Investments. Make any loan or advance to any Person, or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person except: (a) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.;
(c) certificates of deposit with maturities of one year or less from the date of acquisition issued by Lender; (d) for stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to Borrower; (e) investments in money market funds of which substantially all the assets are comprised of securities of the types described in clauses (a) through
(c) above; (f) fully collateralized repurchase agreements with a term of not more than twelve months for securities described in clause (a) above and entered into with any federally insured lender or primary dealers in U.S. Government securities; and (g) investments in Subsidiaries which are or thereupon become obligated as Borrowers under this Agreement and the other Loan Documents, as applicable, or satisfy the requirements of Section 6.11(b) hereof.

     Section 6.9 Guaranties, Etc Except as set forth in Schedule 6.9, assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person in an aggregate amount not to exceed $500,000.00, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

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     Section 6.10 Transactions With Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     Section 6.11 Subsidiaries. (a) Create or otherwise acquire an interest in any Subsidiary or permit any non-domestic Subsidiary (excluding such Subsidiaries listed on Schedule 6.11) to have a net worth of greater than $50,000 and (b) permit either of Q.E.P - O'Tool, Inc., a California corporation or Westpoint Foundry, Inc. to own assets with a book value of greater than $1,000.00 at any time.

     Section 6.12 Fiscal Year. Change its fiscal year.

     Section 6.13 Accounting Methods. Make or consent to a material change (a) in the stock ownership or structure of Borrower or in the manner in which business of the Borrower is conducted or (b) in its method of accounting unless such change is within the permissible standards of GAAP.

     Section 6.14 Inventory Locations. Move Inventory to or otherwise maintain Inventory at a location with respect to which Borrower has not delivered to the Agent (i) a lessor's consent and agreement from the lessor thereof (ii) a subordination, nondisturbance and attornment agreement from each mortgagee thereof and (iii) such other documents or instruments as the Agent shall deem necessary in its sole discretion in order to create or maintain a first priority perfected security interest in such Inventory in favor of the Agent , in each case in form and substance satisfactory to the Agent in its sole discretion.

                                   ARTICLE 7

                              FINANCIAL COVENANTS

     Borrower covenants and agrees that until payment is made of all the Loans and the performance of all its obligations hereunder, Borrower shall (as to Borrower and any of its Subsidiaries) on a consolidated basis:

     Section 7.1 Current Ratio. Maintain a ratio of (i) Current Assets to (ii) Current Liabilities of not less than 1.0:1.0 as of the end of each fiscal quarter of the Borrower.

     Section 7.2 Tangible Net Worth. Maintain as of the end of each fiscal quarter of the Borrower a Tangible Net Worth of not less than (i) prior to the Drawdown Date of the 2003 Term Loan, $14,750,000, (ii) at the end of the first fiscal quarter following the Drawdown Date of the 2003 Term Loan and at each fiscal quarter thereafter through and including the fiscal quarter ending August 31, 2003, $13,000,000, (iii) if the Drawdown Date of the 2003 Term Loan has occurred prior thereto, at the end of the fiscal quarters ending November 30, 2003 and February 29, 2004, $14,000,000 and (iv) for each fiscal quarter thereafter, the amount equal to

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

the sum of (x), the amount required during the last fiscal quarter of the immediately preceding fiscal year (e.g. for the fiscal quarter ending May 31, 2004, August 31, 2004, November 30, 2004 and February 28, 2005, the amount required for the fiscal quarter ended February 29, 2004) plus (y) the percentage of Borrower's net income for the immediately preceding fiscal year set forth in the following table:

            Fiscal Quarter Ending             Required Percentage of net income
            ---------------------             ---------------------------------

               (each year)

                 May 31                                     12.5%

                August 31                                    25%

               November 30                                  37.5%

              February 28/29                                 50%


     Section 7.3 Leverage Ratio. Maintain as of the end of each quarter of the Borrower, a ratio of (i) Total Liabilities minus Subordinated Debt to (ii) Tangible Capital Base of not more than (a) prior to the Drawdown Date of the 2003 Term Loan, 2.75:1.0 and (b) thereafter as set forth in the following table:

            Fiscal Quarter Ending                       Ratio Not More Than
              5/31/03 - 2/29/04                              3.25:1.0
              5/31/04 - 2/28/05                              2.75:1.0
              5/31/05 - 2/28/06                              2.50:1.0


     Section 7.4 Senior Debt to Trailing EBITDA Ratio. The Borrower shall maintain on a rolling four quarter basis as of the end of each fiscal quarter of the Borrower a ratio of (i) Senior Debt to (ii) trailing twelve-month Earnings Before Interest, Taxes, Depreciation and Amortization of not more than (a) prior to the Drawdown Date of the 2003 Term Loan, 3.0:1.0 and (b) thereafter as set forth in the following table:

            Fiscal Quarter Ending                       Ratio Not More Than
              5/31/03 - 2/29/04                              3.0:1.0
              5/31/04 2/28/05                                2.75:1.0
              5/31/05 - 2/28/06                              2.65:1.0


     Section 7.5 Interest Coverage Ratio. The Borrower shall maintain a ratio of (i) Earnings Before Interest and Taxes to (ii) Interest Expense of not less than 1.5:1.0 as of the end

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

of each fiscal quarter of the Borrower. The covenant shall only remain in effect until the Drawdown Date of the 2003 Term Loan.

     Section 7.6 Debt Service Coverage Ratio. The Borrower shall maintain on a rolling four quarter basis as of the end of each fiscal quarter of the Borrower a ratio of (i) Earnings Before Interest, Taxes, Depreciation and Amortization minus unfinanced Capital Expenditures to (ii) Current Maturities of Long Term Debt plus Interest Expense of not less than 1.25:1.0. The covenant shall only remain in effect until the Drawdown Date of the 2003 Term Loan.

     Section 7.7 Fixed Charge Coverage Ratio. The Borrower shall maintain on a rolling four quarter basis as of the end of each fiscal quarter of the Borrower a ratio of (i) Earnings Before Interest, Taxes, Depreciation and Amortization minus unfinanced Capital Expenditures minus all taxes paid during such period minus, at all times following the Drawdown Date of the 2003 Term Loan, all dividends paid during such period, to (ii) Current Maturities of Long-Term Debt plus Interest Expense of not less than (a) prior to the Drawdown Date of the 2003 Term Loan, 1.1:1.0 and (b) thereafter as set forth in the following table:

            Fiscal Quarter Ending                       Ratio Not Less Than
              5/31/03 - 2/29/04                               1.1:1.0
              5/31/04 - 2/28/06                              1.15:1.0


     Section 7.8 Certain Financial Terms. For purposes of this Article 7, the following terms shall have the following meanings:

     (a) "Capital Assets" means fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that capital assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

     (b) "Capital Expenditures" means amounts paid or indebtedness incurred by Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

     (c) "Current Assets" means the aggregate amount of assets which in accordance with GAAP may be properly classified as current assets, after deducting all costs and estimated earnings in excess of amounts billed and all indebtedness from Affiliates.

     (d) "Current Liabilities" means (i) all Debt due on demand or within one year from the date of determination thereof (including without limitation all Debt owed to Lender) and (ii) all other items which, in accordance with GAAP, may be properly classified as current liabilities.

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     (e)  "Current Maturities of Long-Term Debt" means, with respect to all Debt which, in accordance with GAAP, may be properly classified as long-term debt, the portion of such Debt which is due within one (1) year from the date of determination thereof.

     (f) "Earnings Before Interest and Taxes" means earnings (or losses) from operations for any period, after all expenses and other proper charges but before payment or provision for any income taxes or interest expense for such period.

     (g) "Earnings Before Interest, Taxes, Depreciation and Amortization" means earnings (or losses) from operations for any period, after all expenses and other proper charges but before payment or provision for any depreciation, amortization, income taxes and increased by interest expense (including non-cash interest expense) and pension expense and option or warrant related expenses for such period.

     (h) "Interest Expense" means, for any period, the aggregate amount of interest required to be paid or accrued during such period on all Debt outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capital Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

     (i) "Senior Debt" means Debt of the Borrower to the Agent or any Lender of any kind or nature.

     (j) "Subordinated Debt" means any Debt of the Borrower which is subordinated in right of payment to the Loans upon terms and conditions and pursuant to subordination agreements satisfactory to the Lender in its sole discretion.

     (k)  "Tangible Capital Base" means Tangible Net Worth plus Subordinated
Debt.

     (l)  "Tangible Net Worth" means as at any date of determination thereof,
(a) the amount at which common stockholders' equity and preferred stock would be shown on a balance sheet at such date, minus (b) amounts at which good will and any other intangibles and amounts owed by and/or invested in Affiliates would be shown on such balance sheet, plus (c) Subordinated Debt. During the period prior to the Drawdown Date of the 2003 Term Loan, Tangible Net Worth shall not include the $1,239,000 of one-time charges (net of taxes) previously incurred by Borrower. At all times following the Drawdown Date of the 2003 Term Loan, Tangible Net Worth shall not include (i) non-cash items related to the extinguishment of the Subordinated Debt owed to The HillStreet Fund, L.P., and
(ii) accumulated other comprehensive loss as set forth in the equity section of Borrower's balance sheet.

     (m) "Total Liabilities" means all Debt and other liabilities which in accordance with GAAP may be properly classified as liabilities and all other liabilities, indebtedness or obligation whether or not so classified.

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

     Section 7.9  Exclusion from Calculations. All calculations made pursuant to
Article 7 shall exclude any adjustments required by GAAP as a result of the mandatory put provisions contained in the Warrant Agreement between the Borrower and The HillStreet Fund, L.P.

                                   ARTICLE 8

                                    SECURITY

     The Loans are secured by and pursuant to the Security Documents.

                                   ARTICLE 9

                               EVENTS OF DEFAULT

     Section 9.1  Events of Default.

     (a) Any one or more of the following events (whether voluntary or involuntary or effected by operation of law or otherwise) shall be an Event of
Default:

          (1) Borrower shall fail to pay the principal of, premium, if any, or interest on the Notes, or any amount of any fee, or any other liability or indebtedness owing by Borrower to the Agent or any Lender within three (3) days of the due date thereof;

          (2) Any representation or warranty made or deemed made by Borrower in any of the Loan Documents, or which is contained in any certificate, document, opinion, report, or financial or other statement furnished at any time under or in connection with any Loan Document, shall have been incorrect in any material respect on or as of the date made or deemed made;

          (3) Borrower shall fail to comply with any of the covenants contained in Articles 5, 6 and 7 provided however the Borrower shall have a ten (10) day grace period to comply with the reporting requirements contained in
     Section 5.8;

          (4) Borrower shall fail to perform or observe any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 9.1) for thirty (30) days after written notice of such failure shall have been given to Borrower by the Agent;

          (5) Borrower shall (A) fail to pay any indebtedness for borrowed money in excess of $250,000 (other than the Notes), including any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), (B) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed (including any applicable grace

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

     periods), if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or (C) be in default under any other indebtedness of Borrower to the Agent or any Lender;

          (6) Borrower (A) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; or (B) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (C) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (D) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more; or (E) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (F) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more;

          (7) One or more judgments, decrees, or orders for the payment of money which in the aggregate exceeds $250,000.00 shall be rendered against Borrower and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

          (8) Any Security Document shall at any time after its execution and delivery and for any reason other than an act or omission by the Agent cease to create a valid and perfected first priority security interest (or such lesser priority security interest as may be specifically set forth therein) in and to the property purported to be subject to such Security Document or otherwise to be in full force and effect, or any Security Document shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower, or Borrower shall deny it has any further liability or obligation under any Security Document, or Borrower shall fail to perform any of its obligations under any Security Document subject to any notice and cure provisions contained in any Security Document;

          (9) Any event shall occur or exist with respect to Borrower which could in the opinion of the Agent subject Borrower to any tax, penalty, or other liability under or in connection with ERISA in excess of $250,000;

          (10) There shall occur any material uninsured damage to or loss, theft, or destruction of any of the Collateral;

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

          (11) Borrower ceases to conduct its business as currently conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs;

          (12) There shall occur any material adverse change in the condition (financial or otherwise), operations, properties or business of (a) QEP, Roberts Consolidated Industries, Inc. or (b) Borrower, any Affiliate, and any Subsidiary taken as a whole;

          (13) The occurrence of any of the following: (i) the sale or other transfer of all or substantially all of the assets of the Borrower, (ii) any transaction (including a merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of more than thirty-five percent (35%) (calculated on a fully diluted basis) of the voting power of all classes of voting stock of the Borrower and/or warrants or options to acquire such voting stock, (iii) the adoption of a plan relating to the liquidation or dissolution of the Borrower, or (iv) the first day on which a majority of the members of the Board of Directors of the Borrower cease to be Continuing Directors (meaning the directors of the Borrower on the date hereof and each other director, if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the Continuing Directors at the time of such nomination or election); or

          (14) Any other failure of Borrower to perform under this Agreement subject to applicable notice and cure periods; or

     (b) Upon and after the occurrence of an Event of Default, the Agent may, and upon the request of the Required Lenders, shall (1) declare the Commitment to be terminated, whereupon the same shall forthwith terminate and/or (2) declare all the outstanding indebtedness evidenced by the Notes and all other amounts payable under this Agreement (including, without limitation, any Make-Whole Premium or termination fee that Borrower would have been obligated to pay had it then elected to prepay the Notes and terminate the Commitment), to be forthwith due and payable, whereupon the Commitment shall be terminated and the Notes, all such interest, and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of any event described in Section 9.1(a)(6), the Commitment shall terminate and the outstanding Notes, all interest thereon, and all such other amounts payable under this Agreement shall become automatically due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower.

     (c) The occurrence of an Event of Default under any or all of the documents evidencing, securing or relating to the Loans shall be an Event of Default under this Agreement.

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                                   ARTICLE 10

                                    THE AGENT

     Section 10.1 Appointment. Each of the Lenders and the Issuing Lenders hereby designates FCC as Agent to act as specified herein and in the other Loan Documents, including without limitation as collateral agent for the benefit of the Lenders with regard to all collateral securing the Loans. Each Lender and the Issuing Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. the Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

     Section 10.2 Nature of Duties. the Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. Neither the Agent, nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined in a final and non-appealable decision by a court of competent jurisdiction). The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

     Section 10.3 Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Lender and the Issuing Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower and each of its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Borrower and each of its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the Issuing Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Lender or the Issuing Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Loan Document (or with respect to the validity, priority or perfection of any security interests purported to be created thereunder) or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of

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this Agreement or any other Loan Document, or the financial condition of
Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

     Section 10.4 Certain Rights of the Agent. If the Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall incur no liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of such Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.

     Section 10.5 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying upon, any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent.

     Section 10.6 Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent, in proportion to their respective aggregate Commitments (determined as if there were no Defaulting Lenders and, if all Loans have been repaid in full, as determined immediately before giving effect to such repayment) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Loan Document, or in any way relating to or arising out of this Agreement or any other Loan Document; provided that to the extent that the Agent is reimbursed by the Borrower for amounts paid by the Lenders pursuant to this Section 10.6, the Agent shall reimburse the Lenders for such amounts; provided further, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct (as determined in a final and non-appealable decision by a court of competent jurisdiction).

     Section 10.7 The Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, the Borrower or any Affiliate of the Borrower (or any Person engaged in a similar business with the Borrower or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any Affiliate

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of the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     Section 10.8   Resignation.

     (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Loan Documents at any time by giving 15 Business Days' prior written notice to the Lenders and the Borrower (provided that no such notice shall be required to be given to the Borrower if a Default or Event of Default of the type described in Section 9.1(a)(6) exists with respect to the Borrower). Any such resignation by the Agent hereunder shall also constitute its resignation as an Issuing Lender, in which case the resigning Agent (x) shall not be required to issue any further Letters of Credit hereunder and (y) shall maintain all of its rights as Issuing Lender with respect to any Letters of Credit issued by it prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

     (b) Upon any such notice of resignation by the Agent, the Required Lenders shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower (it being understood and agreed that (i) the Borrower's acceptance of a successor Agent pursuant to this paragraph (b) shall not be unreasonably withheld, (ii) so long as a Default or Event of Default exists at such time such successor Agent shall not be required to be reasonably satisfactory to the Borrower and (iii) any Lender is deemed to be acceptable to the Borrower).

     (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed but shall not be required at any time when a Default or Event of Default exists and is continuing), shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

     (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

     (e) Upon a resignation of the Agent pursuant to this Section 10.8, the Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Article 10 shall continue in effect for the benefit of the Agent for all of its actions and inactions while serving as Agent.

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                                   ARTICLE 11

                               GENERAL PROVISIONS

     Section 11.1   Amendments, Etc

     (a) Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and Agent, provided, that no such change, waiver, discharge or termination shall, without the consent of the Required Lenders (other than a Defaulting Lender) (with Obligations being directly modified in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Loan Documents) under the Security Documents, (iii) amend, modify or waive any provision of this Section 11.1 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans the Mortgage Loan and the Revolving Loan Commitments on the date of this Agreement), (iv) change the definition of Required Lenders or (v) consent to the assignment or transfer by either the Borrower, or its Subsidiaries, of any of its rights and obligations under this Agreement; provided, further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of the Issuing Lender, amend, modify or waive any provision of Section 2.23 or 2.24 or alter its rights or obligations with respect to Letters of Credit, and (3) without the consent of the Agent, amend, modify or waive any provision of Article 10 or any other provision as same relates to the rights or obligations of the Agent.

     (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 11.1 (a) the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments and/or repay outstanding Loans of such Lender, provided that, unless the Commitments that are

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terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 11.1(a).

     Section 11.2 Notices, Etc All notices, demands, requests, and other communications given under this Agreement shall only be effective if they are
(i) in writing, (ii) actually received by the addressee, and (iii) sent by hand delivery, by facsimile transmission, by reputable express delivery service, or by first-class mail, postage prepaid:

     (a)   If to the Agent, to it at:

                   Fleet Capital Corporation
                   One Landmark Square, 2nd Floor
                   Stamford, CT  06901
                   Attn:  Deirdre Z. Sikora, Vice President
                   Telephone No.:  203/973-1914
                   Telecopier No.: 203/964-9038

           And to it at:

                   200 Glastonbury Boulevard
                   Glastonbury, CT 06033
                   Attn: Loan Administrator; QEP Account Officer
                   Telecopier No.: 860/368-6029

           With a copy to:

                   Shipman & Goodwin LLP
                   One American Row
                   Hartford, CT 06103
                   Attn: James C. Schulwolf, Esq.
                   Telephone No.:  860/251-5949
                   Telecopier No.: 860/251-5999

     (b)   If to a Lender, to its address as set forth in Schedule 2

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     (c)    If to Borrower, to it at:

                   Q.E.P. Co., Inc.
                   1081 Holland Drive
                   Boca Raton, FL 30487
                   Attn: Marc Applebaum, CFO
                   Telephone No.:  561/994-5550
                   Telecopier No.: 561/994-1530

            With a copy to:

                   Holland & Knight LLP
                   701 Brickell Avenue, Suite 3000
                   Miami, FL 33131
                   Attn: Steven Sonberg, Esq.
                   Telephone No.:  305/789-7794
                   Telecopier No.: 305/789-7799

or to such other address (and/or facsimile transmission number) as Borrower or the Agent, or such Lender, as the case may be, shall have specified in a notice sent to the other in accordance with this Section.

     Section 11.3 No Waiver; Remedies. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right, power, or remedy under any of the Loan Documents shall operate as a waiver of such right, power, or remedy, nor shall any single or partial exercise of any right, power, or remedy under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section 11.4  Successors and Assigns.

     (a) This Agreement shall be binding upon and inure to the benefit of Borrower, the Agent and each Lender and their respective successors and assigns; provided, however, that Borrower shall not (by agreement, operation of law, or otherwise) assign any of their respective rights, or delegate any of their respective obligations, under any of the Loan Documents to which Borrower is a party without the prior written consent of the Agent , and any such assignment or delegation made without such consent shall be null and void. Each Lender may sell participations in, or may, subject to Section 11.4 (b) hereof, assign, all or any part of any of the Loans to another lender, in which event (a) in the case of an assignment, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Lender hereunder; and (b) in the case of a participation, the participant shall have no rights under the Loan Documents. The agreement executed by such Lender in favor of the participant shall not give the participant the right to require such Lender to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on

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any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Lender. A Lender may furnish any information concerning Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall, if requested by Borrower, require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information, except as required by applicable laws or regulatory or governmental authorities. Any Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of the Notes to any of the twelve
(12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release such Lender from its obligations under any of the Loan Documents.

     (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments have terminated, its outstanding Obligations) hereunder to (i)(A) its parent company and/or any Affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) one or more other Lenders or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders of such Commitments and related outstanding Obligations hereunder (or, if the Commitments have terminated, its outstanding Obligations) to an Eligible Transferee (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement (it being understood that any assignment pursuant to clause (y) above by any Lender described in preceding clause (x)(ii) must meet the $1,000,000 minimum described above unless the respective assignment is of all the Commitments and related outstanding Obligations held by such Lender and any other fund that invests in bank loans and is managed by the same investment advisor of any Lender or by an Affiliate of such investment advisor), provided that (i) at such time, Schedule 2 shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes (if any) by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of this Agreement (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Agent shall be required in connection with any such assignment pursuant to clause (y) above or any such assignment of Revolving Loan Commitments pursuant to clause (x) above (which consents shall not be unreasonably withheld or delayed), (iv) the consent of the Issuing Lender shall be required in connection with any such

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assignment of Revolving Loan Commitments (which consents shall not be unreasonably withheld or delayed), (v) the Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, and (vi) no such transfer or assignment will be effective until recorded by the Agent on the Register pursuant to
Section 11.25. To the extent of any assignment pursuant to this Section 11.4(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 11.4(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms. To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations would, at the time of such assignment, result in increased costs under from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

     Section 11.5  Costs, Expenses, and Taxes; Indemnification.

     (a) Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under any of the Loan Documents including without limitation, ongoing advice following the effectiveness of this Agreement and all costs and expenses, if any, in connection with the protection, collection and/or other enforcement of this Agreement or any of the Loan Documents. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any of the Loan Documents, and agrees to hold and save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes and fees.

     (b) To the fullest extent permitted by applicable law, if a Default or an Event of Default shall have occurred and be continuing, Borrower agrees to defend, indemnify and hold harmless the Agent, each Lender, any other holder of the Notes and each of the present and future shareholders, partners, directors, officers, employees, agents, counsel and successors and assigns of each of them (collectively with the Agent and each Lender the "Lender Parties") from and against any and all loss, cost, expense, claim, liability (including strict liability) or asserted liability incurred from or out of the Loans, the execution, delivery or performance of this Agreement, or any of the documents or instruments to be executed and delivered hereunder, or otherwise arising out of the debtor/creditor relationship between them, the Agent and each Lender or the Lender Parties relating to the Loans, the exercise of any of the Agent and each Lender's rights under the Loans, any litigation or proceeding instituted or conducted by any Governmental Authority, any act or omission of Borrower or otherwise, except to the extent (and

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only to the extent) that the same arises from the gross negligence or willful misconduct of the Agent or any Lender.

     (c) Without limiting the generality of the preceding subparagraph (b), Borrower agrees to defend, protect, indemnify and hold harmless the Lender Parties from and against, and to reimburse the Lender Parties on demand with respect to, any and all matters of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Lender Parties at any time and from time to time by reason of or arising out of any violation of any Environmental Laws, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Contaminant or any action, suit, proceeding or investigation brought or threatened with respect to any Contaminant (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case, including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding.

     (d) The obligations of Borrower described in this Section 11.5 shall survive the closing of the transactions described in this Agreement, including the making of any and all Loans and the payment and satisfaction of the Notes.

     Section 11.6 Right of Setoff. The Agent and each Lender is hereby authorized at any time and from time to time without notice to Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or such Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement or the Notes or any of the other Loan Documents, irrespective of whether or not Lender shall have made any demand under this Agreement or the Notes or such other Loan Document and although such obligations may be unmatured. The Agent or such Lender agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Agent and each Lender under this Section 11.6 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent or such Lender may have. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     Section 11.7  Governing Law; Jurisdiction.

     (a) This Agreement, the Notes and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of Connecticut without regard to its conflict of laws rules.

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

     (b) Borrower hereby irrevocably submits to the jurisdiction of any Connecticut State or United States Federal court sitting in Connecticut over any action or proceeding arising out of or relating to this Agreement, the Notes or the other Loan Documents, and Borrower hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined in such Connecticut State or Federal court. Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower at its address specified in Section 11.2. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Borrower further waives any objection to venue in such state and any objection to an action or proceeding in such State on the basis of forum non conveniens. Borrower further agrees that any action or proceeding brought against the Agent or any Lender shall be brought only in Connecticut State or United States Federal courts sitting in Connecticut.

     (c) Nothing in this Section 11.7 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against Borrower or their property in the courts of any other jurisdiction.

     (d) To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property, such Person hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Notes and the other Loan Documents.

     (e) BORROWER ACKNOWLEDGES AND AGREES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND NOT A CONSUMER TRANSACTION AND WAIVE ANY RIGHT TO A NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, OR OTHER STATUTE OR STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZE THE AGENT'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER. FURTHER, TO THE EXTENT ALLOWED UNDER APPLICABLE LAW, BORROWER HEREBY WAIVES DEMAND, PRESENTMENT FOR PAYMENT, PROTEST, NOTICE OF PROTEST, NOTICE OF DISHONOR, DILIGENCE IN COLLECTION, NOTICE OF NONPAYMENT OF THE NOTE AND ANY AND ALL NOTICES OF A LIKE NATURE.

     Section 11.8 Entire Agreement; Severability of Provisions.

     (a) This Agreement and the other Loan Documents collectively constitute the entire agreement and understanding between the parties hereto relating to the transactions contemplated by this Agreement and supersede any and all contemporaneous and prior agreements, representations, arrangements and understandings (written or oral, express or implied) relating to the subject matter hereof.

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

     (b) If any term or provision of any of the Loan Documents or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions thereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

     Section 11.9 Estoppel Certificates. Within fifteen (15) days after the Agent requests Borrower to do so, Borrower shall cause its chief financial officer to duly execute and deliver to the Agent a statement certifying (a) that this Agreement, the Notes, and the other Loan Documents to which Borrower is a party are in full force and effect and have not been modified except as described in said statement, (b) the date to which interest on the Notes has been paid, (c) the unpaid principal balance of the Notes, (d) whether to Borrower's knowledge an Event of Default has occurred and is continuing, and if so, describing in reasonable detail each such Event of Default of which it has knowledge, (e) whether to its knowledge Borrower has any defense, setoff, or counterclaim to the payment or performance of any of its obligations in accordance with the respective terms of this Agreement, the Notes, and the other Loan Documents, as the case may be, and, if so, describing each defense, setoff, or counterclaim of which it has knowledge in reasonable detail (including where applicable the amount thereof), and (f) as to any other matter reasonably requested by the Agent.

     Section 11.10 Waiver of Jury Trial and Consequential Damages.

     (a) BORROWER HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THEM TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     (b) NONE OF THE AGENT, ANY LENDER, BORROWER, OR ANY AGENT OR ATTORNEY OF EITHER OF THEM SHALL BE LIABLE TO ANY OF THE OTHERS FOR CONSEQUENTIAL DAMAGES ARISING FROM ANY BREACH OF CONTRACT, TORT, OR OTHER WRONG RELATING TO THE ESTABLISHMENT, ADMINISTRATION, OR COLLECTION OF THE OBLIGATIONS RELATING IN ANY WAY TO THIS AGREEMENT, THE NOTES, OR ANY OF THE OTHER LOAN DOCUMENTS, OR THE

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

ACTION OR INACTION OF ANY OF SUCH PERSONS UNDER ANY ONE OR MORE HEREOF OR
THEREOF.

     (c) IN THE EVENT THE AGENT SEEKS TO TAKE POSSESSION OF ANY OR ALL OF THE COLLATERAL BY COURT PROCESS OR OTHER METHOD AVAILABLE UNDER THE LAW, BORROWER IRREVOCABLY WAIVES ANY BOND AND ANY SURETY OR SECURITY RELATING THERETO REQUIRED BY ANY STATUTE, COURT RULE OR OTHERWISE AS AN INCIDENT TO SUCH POSSESSION, AND WAIVES ANY DEMAND FOR POSSESSION PRIOR TO THE COMMENCEMENT OF ANY SUIT OR ACTION TO RECOVER WITH RESPECT THERETO. BORROWER FURTHER WAIVES THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS.

     Section 11.11 Replacement of the Note. Upon receipt by Borrower of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction, or mutilation of the Notes, and (a) in the case of loss, theft, or destruction, of indemnity reasonably satisfactory and furnished without cost to Borrower (provided, if the holder of such Note is a Lender or a bank, insurance company, or other institutional lender, its own unsecured agreement of indemnity shall be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, Borrower will execute and deliver in lieu thereof a replacement Note of like tenor.

     Section 11.12 Survival of Representations and Warranties. All representations, warranties, and covenants made by Borrower in this Agreement or any of the other Loan Documents or in any certificate or other writing delivered by it or on its behalf thereunder shall be considered to have been relied upon by the Agent and each Lender and shall survive the delivery of this Agreement and the other Loan Documents. All statements in any such certificate or other writing shall constitute representations and warranties of Borrower hereunder.

     Section 11.13 Further Assurances. Borrower from time to time shall execute and deliver to Lender such additional documents and will provide such additional information as the Agent may reasonably require to carry out the terms of this Agreement and to keep the Agent and each Lender informed of the status and affairs of Borrower.

     Section 11.14 Construction. Each covenant contained in this Agreement shall be construed (absent an express contrary provision therein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

     Section 11.15 Captions. Article and Section titles in the Loan Documents are included for convenience only and do not define, limit, or describe the scope of the provisions thereof.

     Section 11.16 Opinion Letter. The obligation of the Agent and the Lenders to make the Loans is subject to receipt by it of an opinion of counsel to Borrower dated as of the closing date as to certain matters specified in this Agreement. Borrower having consulted with their legal counsel acknowledges that the delivery of the opinion may create an attorney/client relationship between counsel to Borrower and the Agent or any Lender and Borrower knowingly waives any resulting conflict of interest, present or future, arising out of the delivery of the opinion.

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

     Section 11.17 Examination of Records. Not more than two (2) times per year (unless an Event of Default shall have occurred and be continuing, in which event such right shall be unlimited), the Agent will have the right to conduct field audits or otherwise make periodic examinations of the books, records and operations of Borrower and review and verify the Receivables of Borrower. All costs arising in connection with any exercise of the Agent's rights under this
Section 11.17 shall be at the rate of $850 per man day plus out-of-pocket expenses and shall be for the account of Borrower.

     Section 11.18 Releases. Borrower hereby acknowledges that it has been represented by competent counsel in connection with this transaction and has been fully advised by such counsel of the full range of rights and obligations possessed by them and undertaken or received pursuant to the terms of this Agreement and, specifically, the provisions of this section of the Agreement. Borrower hereby knowingly and, after consultation with counsel, freely acknowledges and agrees that it does not now have nor know of any basis for any claim in tort, contract or otherwise against the Lender Parties for breach of any of the terms of the documents evidencing or securing the Loans or which may have arisen out of the relationship between them and any of Lender Parties relating to the Loans up to and through the date of this Agreement. Borrower acknowledges and agrees that this Agreement was negotiated, executed and delivered freely and with full and informed knowledge of the consequences of this Agreement and that it has executed this Agreement without duress and that the Agent and each Lender has proceeded in a commercially reasonable manner in light of all the facts and circumstances surrounding the transaction which are the subject of this Agreement.

     Section 11.19 Counterparts. This Agreement may be executed and delivered in any number of counterparts. Each counterpart shall constitute an original, but all counterparts together shall constitute but one and the same agreement.

     Section 11.20 Subsequent Bankruptcy. In the event of Borrower's subsequent default hereunder, Borrower hereby covenants not to impede the Agent and each Lender's rightful exercise of its rights under the Loan Documents by seeking protection under Title 11 of the United States Bankruptcy Code. Borrower hereby agrees that in consideration of the mutual covenants and promises contained herein and the other Loan Documents, Borrower will not seek protection under Title 11 of the United States Bankruptcy Code. In the event that an order for relief pursuant to Title 11 of the United States Bankruptcy Code is entered against Borrower, Borrower hereby consents to relief from the automatic stay pursuant to 11 U.S.C. ss. 362 and hereby irrevocably waives all defenses or objections thereto, in order to permit the Agent and each Lender to pursue its respective rights under general law.

     Section 11.21 Judgment.

     (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "Original Currency") into another currency (the "Other Currency") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which is in accordance with normal banking procedures the Lender could purchase the Original Currency with the Other Currency on the first Business Day preceding that on which final judgment is given.

     (b) The obligation of the Borrower in respect of any sum due in the Original Currency from it to the Agent or any Lender hereunder or under the Notes shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Agent or such Lender of any sum adjudged to be so due in such Other Currency may in accordance with normal banking procedures purchase dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to Lender in the Original Currency, the Agent or such Lender agrees to remit to Borrower such excess.

     Section 11.22 Maximum Rate of Interest. All agreements between Borrower, the Agent and each Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Agent and each Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Notes shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower, the Agent and each Lender in the execution, delivery and acceptance of this Agreement and the Notes to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Agent or any Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower, the Agent and each Lender.

     Section 11.23 Payments Pro Rata. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Reimbursement Obligations or Letter of Credit fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the

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

respective Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided, that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Without limiting the generality of the foregoing, FCC agrees that in the event that it receives proceeds from
(i) its first priority pledge of collateral located in the Netherlands with respect to which the Agent has a second priority pledge or (ii) its first priority charge on collateral located in the United Kingdom with respect to which the Agent has a second priority charge, it shall share such proceeds with HSBC in accordance with their respective aggregate Commitments. Notwithstanding anything to the contrary contained herein, this paragraph shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

     Section 11.24 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 11.24 would, at the time of such transfer, result in increased costs under Section 2.11 or 2.12 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

     Section 11.25 Register. The Borrower hereby designates the Agent to serve as its agent, solely for purposes of this Section 11.25, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 11.4(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 11.25.

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

     Section 11.26 Confidentiality.

     (a) Subject to the provisions of clause (b) of this Section 11.26, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its affiliates, employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 11.26 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished by or on behalf of the Borrower or any of its Subsidiaries pursuant to this Agreement or any other Loan Document which information is, at the time of its disclosure, confidential and/or proprietary and clearly identified as such in writing, provided, that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 11.26(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
(iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 11.26 and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 11.26.

     (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to Holdings or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of The Borrower and its Subsidiaries), provided, such Persons shall be subject to the provisions of this Section 11.26 to the same extent as such Lender.

     Section 11.27 Superseding Original Loan Agreement. This Agreement shall supersede the Original Loan Agreement. On the date hereof, the rights and obligations of the parties under the Original Loan Agreement shall be subsumed within and governed by this Agreement; provided that the provisions of the Original Loan Agreement shall remain in full force and effect prior to the date hereof.

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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

WITNESSES AS TO ALL                      BORROWER:
BORROWERS + all signatories              Q.E.P. CO., INC.


/s/ [ILLEGIBLE]                          By /s/ Marc Applebaum
-----------------------------               ------------------------------------
                                                Marc Applebaum
                                                Its Chief Financial Officer
/s/ [ILLEGIBLE]                                 Duly Authorized
-----------------------------

                                         Q.E.P.-O'TOOL, INC.


                                         By /s/ Marc Applebaum
                                            ------------------------------------
                                                Marc Applebaum
                                                Its Director, Secretary
                                                Duly Authorized

                                         MARION TOOL CORPORATION


                                         By /s/ Marc Applebaum
                                            ------------------------------------
                                                Marc Applebaum
                                                Its Director, Secretary
                                                Duly Authorized


                                         ROBERTS CONSOLIDATED
                                         INDUSTRIES, INC.


                                         By /s/ Marc Applebaum
                                            ------------------------------------
                                                Marc Applebaum
                                                Its Director, Secretary
                                                Duly Authorized


                                         ROBERTS HOLDING INTERNATIONAL INC.


                                         By /s/ Marc Applebaum
                                            ------------------------------------
                                                Marc Applebaum
                                                Its Director, Secretary

                                                Duly Authorized

                                         ROBERTS COMPANY CANADA LIMITED


                                         By /s/ Marc Applebaum
                                            ------------------------------------
                                                Marc Applebaum
                                                Its Director, Secretary
                                                Duly Authorized


                                         ROBERTS U. K. LIMITED


                                         By /s/ Marc Applebaum
                                            ------------------------------------
                                                Marc Applebaum
                                                Its Director, Secretary
                                                Duly Authorized

                                         By /s/ Lewis Gould
                                            ------------------------------------
                                                Lewis Gould
                                                Its President, Director
                                                Duly Authorized


                                         ROBERTS GERMANY GmbH


                                         By /s/ Marc Applebaum
                                            ------------------------------------
                                                Marc Applebaum
                                                Its Director, Secretary
                                                Duly Authorized

                                         By /s/ Lewis Gould
                                            ------------------------------------
                                                Lewis Gould
                                                Its President, Director
                                                Duly Authorized


                                         ROBERTS S.A.R.L.


                                         By /s/ Marc Applebaum
                                            ------------------------------------

                                                Marc Applebaum
                                                Its Director, Secretary
                                                Duly Authorized

                                         By /s/ Lewis Gould
                                            ------------------------------------
                                                Lewis Gould
                                                Its President, Director
                                                Duly Authorized


                                         ROBERTS JAPAN KK


                                         By /s/ Marc Applebaum
                                            ------------------------------------
                                                Marc Applebaum
                                                Its Director, Secretary
                                                Duly Authorized

                                         By /s/ Lewis Gould
                                            ------------------------------------
                                                Lewis Gould
                                                Its President
                                                Duly Authorized


                                         ROBERTS HOLLAND B.V.


                                         By /s/ Marc Applebaum
                                            ------------------------------------
                                                Marc Applebaum
                                                Its Director, Secretary
                                                Duly Authorized

                                         By /s/ Lewis Gould
                                            ------------------------------------
                                                Lewis Gould
                                                Its President, Director
                                                Duly Authorized


                                         Q.E.P. HOLDING B.V.


                                         By /s/ Marc Applebaum
                                            ------------------------------------
                                                Marc Applebaum
                                                Its Director, Secretary
                                                Duly Authorized

                                        /s/ Lewis Gould
                                    By ----------------------------------
                                            Lewis Gould
                                            Its President, Director
                                            Duly Authorized

                                    Q.E.P. STONE HOLDINGS, INC.

                                        /s/ Marc Applebaum
                                    By ----------------------------------
                                            Marc Applebaum
                                            Its Director, Secretary
                                            Duly Authorized

                                    Q.E.P. AUST. PTY. LIMITED

                                        /s/ Marc Applebaum
                                    By ----------------------------------
                                            Marc Applebaum
                                            Its Director, Secretary
                                            Duly Authorized

                                        /s/ Lewis Gould
                                    By ----------------------------------
                                            Lewis Gould
                                            Its President, Director
                                            Duly Authorized

                                    Q.E.P. CO. NEW ZEALAND, LIMITED

                                        /s/ Marc Applebaum
                                    By ----------------------------------
                                            Marc Applebaum
                                            Its Director, Secretary
                                            Duly Authorized

                                        /s/ Lewis Gould
                                    By ----------------------------------
                                            Lewis Gould
                                            Its President, Director
                                            Duly Authorized

                                    Q.E.P. CHILE LIMITADA

                                        /s/ Marc Applebaum
                                    By ----------------------------------
                                            Marc Applebaum

                                            Its Director, Secretary
                                            Duly Authorized

                                        /s/ Lewis Gould
                                    By ----------------------------------
                                            Lewis Gould
                                            Its President, Director
                                            Duly Authorized

                                    Q.E.P. ZOCALIS HOLDING, L.L.C.

                                        /s/ Marc Applebaum
                                    By ----------------------------------
                                            Marc Applebaum
                                            Its Director, Secretary
                                            Duly Authorized

                                    Q.E.P. ZOCALIS S.R.L.

                                        /s/ Marc Applebaum
                                    By ----------------------------------
                                            Marc Applebaum
                                            Its Director, Secretary
                                            Duly Authorized

                                        /s/ Lewis Gould
                                    By ----------------------------------
                                            Lewis Gould
                                            Its President, Director
                                            Duly Authorized

                                    BOIARDI PRODUCTS CORPORATION

                                        /s/ Marc Applebaum
                                    By ----------------------------------
                                            Marc Applebaum
                                            Its Director, Secretary
                                            Duly Authorized


WITNESSES AS TO_______:             AGENT:
                                    FLEET CAPITAL CORPORATION

_____________________________       By: /s/ Deirdre Sikora
                                       ----------------------------------
                                            Deirdre Sikora, Vice President

_____________________________

WITNESSES AS TO FCC :               LENDERS:
                                    FLEET CAPITAL CORPORATION

_____________________________       By: /s/ Deirdre Sikora
                                       ----------------------------------
                                            Deirdre Sikora, Vice President

_____________________________


WITNESSES AS TO HSBC :              LENDERS:
                                    HSBC BANK USA

_____________________________       By: /s/ Jeffrey Fuglestad
                                       ----------------------------------
                                            Jeffrey Fuglestad
                                            Its Vice President
_____________________________